Exhibit 10.21

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of July 11, 2019, is entered into by and between ENCINA BUSINESS CREDIT, LLC, in its capacity as Revolving Loan Agent (as hereinafter defined), and BRIGHTWOOD LOAN SERVICES LLC, a Delaware limited liability company, in its capacity as Term Loan Agent (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Hydrofarm LLC, a California limited liability company (“Hydrofarm”), SunBlaster LLC, a Delaware limited liability company (“SunBlaster”) Sunblaster Holdings ULC, a British Columbia unlimited liability company (“Sunblaster Canada”), and Eddi’s Wholesale Garden Supplies, LTD., a British Columbia company (“Eddi’s”), and Hydrofarm Canada, LLC., a Delaware limited liability company (“Hydrofarm Canada”; together with Hydrofarm, SunBlaster, Sunblaster Canada and Eddi’s, collectively, the “Borrowers”) and Hydrofarm Holdings LLC, a Delaware limited liability company (“Holdings”) and EHH Holdings, LLC, a Delaware limited liability company (“EHH”; together with Holdings, collectively, the “Guarantors”) are entering into that certain Loan and Security Agreement dated as of July 11, 2019 with Revolving Loan Agent and the financial institutions party thereto from time to time as lenders (as amended, restated or otherwise modified prior to the date hereof, the (“Revolving Loan Agreement”), pursuant to which such lenders intend to make loans and provide other financial accommodations guaranteed by certain Guarantors and secured by substantially all of the assets of the Borrowers and such Guarantors under the Revolving Loan Agreement;

WHEREAS, the Term Loan Borrowers (as hereinafter defined) and the Term Loan Guarantors (as hereinafter defined) have previously entered into that certain Credit Agreement dated as of May 12, 2017, as amended, restated or otherwise modified, with Term Loan Agent and the lenders and other parties for whom it is acting as collateral agent as set forth in the Term Loan Agreement (as hereinafter defined) and each other Term Loan Document (as hereinafter defined), pursuant to which such lenders have made term loans to the Term Loan Borrowers which are guaranteed by the Term Loan Guarantors and secured by substantially all of the assets of the Term Loan Borrowers and Term Loan Guarantors;

WHEREAS, in connection with the Revolving Loan Agreement and the Term Loan Agreement, Revolving Loan Agent, Term Loan Agent, and the other parties thereto, desire to enter into this Agreement to (i) govern and confirm the relative priority of the security interests of Revolving Loan Agent and Term Loan Agent in the assets and properties of the Grantors (as defined herein), (ii) provide for the orderly allocation among the Revolving Loan Secured Parties and the Term Loan Secured Parties, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address certain related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.             Definitions; Interpretation

1.1.       Definitions.

As used in this Agreement, including in the preamble and recitals hereto, the following terms have the meanings specified below:

“Agents” shall mean, collectively, Revolving Loan Agent and Term Loan Agent, and

“Agent” shall mean each of them.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“Availability” shall have the meaning set forth in the Revolving Loan Agreement for “Excess Availability”.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code, the BIA, the CCAA and any similar federal, state or foreign law for the relief of debtors.

“BIA” means the Bankruptcy and Insolvency Act (Canada) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Book Value” shall mean (a) as to inventory, balance sheet representation of inventory at lower of cost or market value, which is net of reserves for excess or obsolete inventory and (b) as to accounts, balance sheet representation of amounts due from customers, which is net of allowances for doubtful accounts, trade discounts and volume rebates.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York.

“Canadian Borrowers” shall mean, collectively, (a) Eddi’s and SunBlaster Canada (b) any other Person organized under the laws of Canada or any province or territory thereof that at any time on or after the date hereof becomes a party to the Revolving Loan Agreement as a borrower thereunder, and (c) their respective successors and assigns to the extent such successor or assign is a Person organized under the laws of Canada or any province or territory thereof, and “Canadian Borrower” shall mean each of them. For the avoidance of doubt, no Person that is not organized under the laws of Canada or any province or territory thereof shall be a Canadian Borrower hereunder.

“Canadian Collateral” shall mean, collectively, all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Canadian Grantor in or upon which any Revolving Loan Secured Party at any time has a Lien, together with any and all proceeds and products of such property and interests in property. For the avoidance of doubt, Canadian Collateral shall not include any property or interests in property, real or personal, tangible or intangible that is owned or hereafter acquired by any U.S. Grantor (including any Equity Interest of any Canadian Grantor or any other Person that is owned or held by any U.S. Grantor).

“Canadian Grantors” shall mean, collectively, the Canadian Borrowers, Canadian Guarantors and each Subsidiary of any Canadian Borrower or any Canadian Guarantor that shall have granted a Lien on any of its assets to secure any Revolving Loan Debt, together with their respective successors and assigns to the extent such successor or assign is a Person organized under the laws of Canada or any province or territory thereof; sometimes being referred to herein individually as a “Canadian Grantor”. For the avoidance of doubt, no Person that is not organized under the laws of Canada or any province or territory thereof shall be a Canadian Grantor hereunder.

“Canadian Guarantors” shall mean any Person organized under the laws of Canada or any province or territory thereof (other than the Canadian Borrowers) that at any time is party to a guarantee in favor of Revolving Loan Agent or the Revolving Loan Secured Parties in respect of any of the Revolving Loan Debt, and their respective successors and assigns to the extent such successor or assign is a Person organized under the laws of Canada or any province or territory thereof, and “Canadian Guarantor” shall mean each of them. For the avoidance of doubt, no Person that is not organized under the laws of Canada or any province or territory thereof shall be a Canadian Guarantor hereunder.

“Cash Equivalents” shall mean (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government or Canadian government or any agency thereof the obligations of which are backed by the full faith and credit of the U.S. government or Canadian government, as applicable, maturing within twelve (12) calendar months of the date of acquisition; (b) certificates of deposit, guaranteed investment certificates, time deposits and bankers’ acceptances maturing within 12 calendar months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, or of Canada, in each case rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine (9) calendar months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

“Cash Management Obligations” shall mean with respect to any Person, the obligations of such Person arising out of (a) services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) commercial credit card and merchant card services and (d) any leases or other deposit, disbursement, treasury, banking or cash management services afforded to such Person by any Revolving Loan Secured Party.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any Revolving Loan Secured Party or Term Loan Secured Party at any time has a Lien, and including, without limitation, all Proceeds of such property and interests in property.

“Companies” shall mean, collectively, the Revolving Loan Borrowers and Term Loan Borrowers, and “Company” shall mean each of them.

“Control Agreements” shall mean Lockbox Account and Blocked Account control agreements as required by Section 6.1 of the Revolving Loan Agreement.

“Discharge of Revolving Loan Debt” shall mean, subject to Sections 6.2(d), 6.9 and 11.3 hereof:

(a)        the payment in full in cash of the principal and interest (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting Revolving Loan Debt;

(b)        the payment in full in cash of all other Revolving Loan Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time;

(c)        the delivery to Revolving Loan Agent of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit payable to Revolving Loan Agent issued by a bank acceptable to Revolving Loan Agent and in form and substance satisfactory to Revolving Loan Agent, in either case in respect of (i) letters of credit, banker’s acceptances or similar instruments issued under the Revolving Loan Documents (in an amount equal to one hundred five (105%) percent of the amount of such letters of credit, banker’s acceptance or similar instruments), (ii) Bank Product Obligations (or, at the option of the Revolving Loan Secured Party with respect to such Bank Product Obligations, the termination of the applicable Hedging Obligations or Cash Management Obligations and the payment in full in cash of Revolving Loan Debt due and payable in connection with such termination), and (iii) continuing obligations of Revolving Loan Agent and Revolving Loan Lenders under control agreements and other contingent Revolving Loan Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a Revolving Loan Secured Party at the time which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any Revolving Loan Secured Party for which such Revolving Loan Secured Party is entitled to indemnification by any Grantor pursuant to the Revolving Loan Documents; and

(d)        the termination of the commitments of the Revolving Loan Lenders and the financing arrangements provided by Revolving Loan Agent and the Revolving Loan Lenders to Grantors under the Revolving Loan Documents.

“Discharge of Revolving Loan Priority Debt” shall mean, subject to Sections 6.2(d), 6.9 and 11.3 hereof:

(a)        the payment in full in cash of the principal and interest (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting Revolving Loan Priority Debt;

(b)        the payment in full in cash of all other Revolving Loan Priority Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time;

(c)        the delivery to Revolving Loan Agent of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit payable to Revolving Loan Agent issued by a bank acceptable to Revolving Loan Agent and in form and substance satisfactory to Revolving Loan Agent, in either case in respect of Revolving Loan Priority Debt consisting of (i) letters of credit, banker’s acceptances or similar instruments issued under the Revolving Loan Documents (in an amount equal to one hundred five (105%) percent of the amount of such letters of credit, banker’s acceptance or similar instruments), (ii) Bank Product Obligations (or, at the option of the Revolving Loan Secured Party with respect to such Bank Product Obligations, the termination of the applicable Hedging Obligations or Cash Management Obligations and the payment in full in cash of Revolving Loan Priority Debt due and payable in connection with such termination), and (iii) continuing obligations of Revolving Loan Agent and Revolving Loan Lenders under control agreements and other contingent Revolving Loan Priority Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a Revolving Loan Secured Party at the time which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any Revolving Loan Secured Party for which such Revolving Loan Secured Party is entitled to indemnification by any Grantor pursuant to the Revolving Loan Documents; and

(d)        the termination of the commitments of the Revolving Loan Lenders and the financing arrangements provided by Revolving Loan Agent and the Revolving Loan Lenders to Grantors under the Revolving Loan Documents.

“Discharge of Term Loan Debt” shall mean, subject to Sections 6.2, 6.9 and 11.3 hereof:

(a)        the payment in full in cash of the principal and interest (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting Term Loan Debt; and

(b)        the payment in full in cash of all other Term Loan Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time.

“Discharge of Term Loan Priority Debt” shall mean, subject to Sections 6.2, 6.9 and 11.3 hereof:

(a)        the payment in full in cash of the principal and interest (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting Term Loan Priority Debt; and

(b)        the payment in full in cash of all other Term Loan Priority Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time.

“Disposition” shall mean any sale, lease, license, assignment, exchange, transfer or other disposition of Shared Collateral including (a) any casualty or condemnation or expropriation thereof and (b) any vesting or re-vesting of Shared Collateral pursuant to a plan of reorganization or arrangement or a proposal in any Insolvency Proceeding.

“Enforcement Action” shall mean:

(a)        the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, the PPSA or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

(b)        the exercise of any right or remedy provided to a secured creditor under the Revolving Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor, or other Person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c)        the disposition by any Secured Party of all or any portion of the Collateral, by private or public sale or any other means;

(d)        an Agent’s solicitation of bids from third parties to conduct the disposition of any of the Collateral;

(e)        an Agent’s engagement or retention of sales brokers, marketing agents, investment bankers, auctioneers, or other third parties for the purpose of, marketing or Disposing of any of the Collateral;

(f)         the exercise of any rights of set-off or recoupment; and

(g)        the exercise of any other enforcement right relating to the Collateral (including the exercise of (i) any rights under bailee waivers, landlord waivers, collateral access agreements or similar agreements or (ii) any voting rights relating to any equity interests composing a portion of the Collateral) whether under the Revolving Loan Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to any of the Collateral to facilitate the actions described in the preceding clauses);

provided that notwithstanding the foregoing, an Enforcement Action shall not include (i) so long as the commitments under the Revolving Loan Documents have not been terminated, the collection and application of accounts or other monies deposited from time to time in deposit accounts or securities accounts, in each case, to the extent constituting Revolving Loan Priority Collateral or Canadian Collateral, against the Revolving Loan Debt pursuant to the provisions of the Revolving Loan Documents, in each case, in connection with the exercise of cash dominion in accordance with the terms of the Revolving Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Revolving Loan Priority Collateral or Canadian Collateral to the Revolving Loan Agent or any “cash dominion event” or mandatory prepayment event in connection with such cash dominion event under the Revolving Loan Debt), (ii) the acceleration of all or a portion of the Revolving Loan Debt or the Term Loan Debt in accordance with the terms of the Revolving Loan Documents or the Term Loan Documents, as applicable, (iii) the imposition of a default rate of interest in accordance with the terms of the Revolving Loan Documents or the Term Loan Documents, as applicable, or (iv) the filing of a proof of claim or a statement of interest in any Insolvency Proceeding.

“Enforcement Notice” shall mean a written notice delivered by (i) the Revolving Loan Agent, at a time when a Revolving Loan Event of Default has occurred and is continuing, to the Term Loan Agent announcing that the Revolving Agent intends to commence an Enforcement Action against the Revolving Loan Priority Collateral or the Canadian Collateral and specifying the relevant event of default; or (ii) the Term Loan Agent, at a time when a Term Loan Event of Default has occurred and is continuing, to the Revolving Loan Agent announcing that the Term Loan Agent intends to commence an Enforcement Action against the Term Loan Priority Collateral and specifying the relevant event of default.

“Equity Interests” shall mean the interest of any (a) shareholder in a corporation (whether denominated as common or preferred stock), (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest, in each case, whether voting or non-voting.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of Revolving Loan Agent to realize upon all or a material portion of the Revolving Loan Priority Collateral or the ability of Term Loan Agent to realize upon all or a material portion of the Term Loan Priority Collateral, as the case may be, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Extraordinary Receipts” shall have the meaning set forth in the Term Loan Agreement.

“Grantors” shall mean, collectively, Companies, Guarantors and each Subsidiary of any Company or any Guarantor that shall have granted a Lien on any of its assets to secure any Revolving Loan Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, the Revolving Loan Guarantors and the Term Loan Guarantors, and “Guarantor” shall mean each of them.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any agreements with respect of any interest rate, foreign currency and/or commodity exchanges, swaps, caps, collars, floors, forwards, options, or other similar arrangements as such Person may from time to time enter into (including without limitation any "swap agreement" as defined in Section 101(53B)(A) of the Bankruptcy Code) with any one or more of the Revolving Lenders or their affiliates.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization, arrangement, proposal or bankruptcy case or proceeding, or any receivership, liquidation, power of sale, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, Receiver, monitor, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Junior 507(b) Claims” shall have the meaning set forth in Section 6.4(c) hereof.

“Junior Agent” shall have the meaning set forth in Section 3.2(a) hereof.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“PPSA” means the Personal Property Security Act (British Columbia) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of any Revolving Loan Agent’s Liens on any Canadian Collateral is governed by the personal property security laws of any jurisdiction other than British Columbia, PPSA means those personal property security laws in such other jurisdiction of Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Proceeds” or “proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC or in the PPSA, as applicable, and in any event, shall include, without limitation, whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and any distribution made in any Insolvency Proceeding to the extent such distribution is based upon the value of Collateral.

“Protective Advances” shall have the meaning set forth in the Revolving Loan Agreement.

“Purchasing Term Loan Secured Parties” shall have the meaning set forth in Section 7.1 hereof.

“Receiver” means a receiver, interim receiver, receiver and manager, liquidator, trustee in bankruptcy or similar Person.

“Recovery” shall have the meaning set forth in Section 6.9 hereof.

“Refinance” or “refinance” shall mean, in respect of any indebtedness, to refinance, replace, refund or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated.      “Refinanced”, “refinanced”, “Refinancing” and “refinancing” shall have correlative meanings.

“Retained Interest” has the meaning set forth in Section 7.4(b).

“Revolving Loan Commitments” shall have the meaning set forth in the Revolving Loan Agreement.

“Revolving Loan Agent” shall mean Encina Business Credit, LLC, and its successors and assigns, in its capacity as agent pursuant to the Revolving Loan Documents acting for and on behalf of the other Revolving Loan Secured Parties and any successor or replacement agent.

“Revolving Loan Agreement” shall mean the Loan and Security Agreement, dated as of even date herewith, by and among the Borrowers from time to time party thereto, the Guarantors from time party thereto, Revolving Loan Agent and Revolving Loan Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced, or replaced in accordance with the terms of this Agreement.

“Revolving Loan Borrowers” shall mean, collectively, (a) Hydrofarm, SunBlaster, Eddi’s SunBlaster Canada and Hydrofarm Canada, (b) any other Person that at any time on or after the date hereof becomes a party to the Revolving Loan Agreement as a borrower thereunder, and (c) their respective successors and assigns, and “Revolving Loan Borrower” shall mean each of them.

“Revolving Loan Cash Collateral” shall have the meaning set forth in Section 6.2 hereof.

“Revolving Loan Debt” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Revolving Loan Secured Party, including principal, interest, Bank Product Obligations, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Loan Default” shall mean any “Default” as defined in the Revolving Loan Agreement.

“Revolving Loan DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of any Revolving Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced, or replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt), in each case, in accordance with the terms of this Agreement.

“Revolving Loan Event of Default” shall mean any “Event of Default” as defined in the Revolving Loan Agreement.

“Revolving Loan Excess Debt” shall mean any Revolving Loan Debt not constituting Revolving Loan Priority Debt.

“Revolving Loan Guarantors” shall mean, collectively, (a) Holdings and EHH, and (b) any other persons (other than the Revolving Loan Borrowers) that at any time is party to a guarantee in favor of Revolving Loan Agent or the Revolving Loan Secured Parties in respect of any of the Revolving Loan Debt, and their respective successors and assigns, and “Revolving Loan Guarantor” shall mean each of them.

“Revolving Loan Lenders” shall mean, collectively, any Person party to the Revolving Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Documents as a lender), and “Revolving Loan Lender” shall mean each of them.

“Revolving Loan Maximum Amount” means, as of any date of determination, the result of (a) (i) $66,000,000 and (ii) interest, fees, indemnities and expenses arising under any Revolving Loan Document (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) (in the case of interest and fees, solely to the extent accrued on, or related to, the portion of the principal amount set forth in clause (a)(i)), minus (b) the aggregate amount of all permanent reductions of the Revolving Loan Commitments (as calculated without giving effect to any termination of the Revolving Loan Commitments as a result of any default by any Grantor under the Revolving Loan Agreement), plus (c) (i) the aggregate amount of all Unintentional Overadvances and (ii) the aggregate amount of all Protective Advances made in accordance with Section 2.2 of the Revolving Loan Agreement as in effect on the date hereof, collectively in the case of clauses (c)(i) and (ii), up to a maximum aggregate amount of $6,000,000, plus (d) Bank Product Obligations owning to Revolving Loan Secured Parties up to a maximum aggregate amount of $8,000,000.

“Revolving Loan Priority Collateral” shall mean all Shared Collateral described on Annex A annexed hereto.

“Revolving Loan Priority Debt” means all Revolving Loan Debt, exclusive of any portion of principal which exceeds the Revolving Loan Maximum Amount and any interest, charges, fees, premiums, indemnities and expenses on account of such excess portion.

“Revolving Loan Secured Parties” shall mean, collectively, (a) Revolving Loan Agent, (b) the Revolving Loan Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Loan Agreement, (d) the swingline lender under the Revolving Loan Agreement, (e) each other Revolving Loan Lender or Affiliate of a Revolving Loan Lender to whom any of the Revolving Loan Debt (including Revolving Loan Debt constituting Bank Product Obligations) is owed and (f) the successors, replacements and assigns of each of the foregoing, and “Revolving Loan Secured Party” shall mean each of them.

“Revolving Loan Standstill Period” shall have the meaning set forth in Section 3.1(b) hereof.

“Secured Parties” shall mean, collectively, the Revolving Loan Secured Parties and the Term Loan Secured Parties, and “Secured Party” shall mean each of them.

“Senior 507(b) Claims” shall have the meaning set forth in Section 6.4(c) hereof.

“Senior Agent” shall have the meaning set forth in Section 3.2(a) hereof.

“Shared Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any U.S. Grantor in or upon which any Revolving Loan Secured Party and/or Term Loan Secured Party at any time has a Lien (or is intended to have a Lien pursuant to the terms of Section 2.4 or 2.5 hereof), and including, without limitation, all Proceeds of such property and interests in property. For the avoidance of doubt, the Canadian Collateral shall not constitute “Shared Collateral.”

“Shared Pledged Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Term Loan Agent” shall mean Brightwood Loan Services LLC, a Delaware limited liability company, in its capacity as agent pursuant to the Term Loan Documents acting for and on behalf of the other Term Loan Secured Parties and any successor or replacement collateral agent.

“Term Loan Agreement” shall mean the Credit Agreement, dated as of May 12, 2017 by and among the Term Loan Borrowers, the Term Loan Guarantors party thereto, Term Loan Agent and Term Loan Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced, or replaced in accordance with the terms of this Agreement.

“Term Loan Borrowers” shall mean, collectively, (a) Hydrofarm, EHH and SunBlaster and (b) any other Person that at any time on or after the date hereof becomes a party to the Term Loan Agreement as a borrower thereunder, and (c) their respective successors and assigns, and “Term Loan Borrower” shall mean each of them.

“Term Loan Cash Collateral” shall have the meaning set forth in Section 6.2 hereof.

“Term Loan Debt” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of any Term Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced, or replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt), in each case, in accordance with the terms of this Agreement.

“Term Loan Event of Default” shall mean any “Event of Default” as defined in the Term Loan Agreement.

“Term Loan Excess Debt” shall mean any Term Loan Debt not constituting Term Loan Priority Debt.

“Term Loan Guarantors” shall mean, collectively, (a) Holdings and Hydrofarm Canada, LLC, a Delaware limited liability company, and (b) any other persons (other than the Term Loan Borrowers) that at any time is party to a guarantee in favor of Term Loan Agent or the Term Loan Secured Parties in respect of any of the Term Loan Debt, and their respective successors and assigns, and “Term Loan Guarantor” shall mean each of them.

“Term Loan Lenders” shall mean, collectively, any Person party to the Term Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or is otherwise party to the Term Loan Documents as a lender), and “Term Loan Lender” shall mean each of them.

“Term Loan Maximum Amount” means, as of any date of determination, the result of (a) (i) $82,500,000 and (ii) interest (including any payment-in-kind interest), fees, indemnities and expenses arising under any Term Loan Document (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) (in the case of interest and fees, solely to the extent accrued on, or related to, the portion of the principal amount set forth in clause (a)(i)), minus (b) the sum of all principal payments of the loans under the Term Loan Agreement after the date hereof.

“Term Loan Priority Collateral” shall mean all Shared Collateral other than the Revolving Loan Priority Collateral.

“Term Loan Priority Debt” means all Term Loan Debt, exclusive of any portion of principal which exceeds the Term Loan Maximum Amount and any interest, charges, fees, premiums, indemnities and expenses on account of such excess portion.

“Term Loan Purchase Event” shall have the meaning set forth in Section 7.1 hereof.

“Term Loan Secured Parties” shall mean, collectively, (a) Term Loan Agent, (b) the Term Loan Lenders, (c) each other Person to whom any of the Term Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing, and “Term Loan Secured Party” shall mean each of them.

“Term Loan Standstill Period” shall have the meaning set forth in Section 3.1(a)(i) hereof.

“Third Party Purchaser” shall have the meaning set forth in Section 9.1 hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York, provided, however, if attachment, perfection or priority of any party’s security interests in any Collateral (other than Canadian Collateral) are governed by the personal property security laws of any jurisdiction other than the State of New York, UCC shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Unintentional Overadvance” shall mean, on any date of determination, the aggregate principal amount of Revolving Loans and Letters of Credit at any time outstanding under the Revolving Loan Agreement that are made or issued without actual knowledge that such Revolving Loans and Letters of Credit would cause the aggregate outstanding principal amount of Revolving Loans and Letter of Credit to exceed the amount equal to the Borrowing Base at the time such Revolving Loans are made or Letter of Credit established calculated in accordance with the provisions of the Revolving Loan Agreement.

“U.S. Companies” shall mean the Companies other than the Canadian Borrowers and “U.S. Company” shall mean each of them.

“U.S. Grantors” shall mean, collectively, the U.S. Companies, U.S. Guarantors and each Subsidiary of any U.S. Company or any U.S. Guarantor that is not a Canadian Grantor and that shall have granted a Lien on any of its assets to secure any Revolving Loan Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “U.S. Grantor”.

“U.S. Guarantors” shall mean the Guarantors other than the Canadian Guarantors and “U.S. Guarantor” shall mean each of them.

1.2.       Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced, or replaced, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to any Company, any Guarantor or any other Grantor shall be deemed to include a Receiver, trustee or debtor-in-possession on behalf of any of such Person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.        Lien Priorities

2.1.        Acknowledgment of Liens.

(a)          Revolving Loan Agent, on behalf of itself and each other Revolving Loan Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the other Term Loan Secured Parties, has been granted Liens upon all of the Shared Collateral, pursuant to the Term Loan Agreements to secure the Term Loan Debt. No Term Loan Secured Party shall obtain or otherwise have at any time any Lien upon any of the Canadian Collateral.

(b)         Term Loan Agent, on behalf of itself and each other Term Loan Secured Party, hereby acknowledges that Revolving Loan Agent, acting for and on behalf of itself and the other Revolving Loan Secured Parties, (i) has been granted Liens upon all of the Shared Collateral and (ii) has been, or may in the future be, granted Liens upon the Canadian Collateral, in each case, pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2.        Relative Priorities.

(a)          Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to Revolving Loan Agent or the Revolving Loan Secured Parties or Term Loan Agent or the Term Loan Secured Parties with respect to any part of the Shared Collateral and notwithstanding any provision of the UCC or any applicable law or any provisions of the Revolving Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, any such Liens or any other circumstance whatsoever, the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, and the Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, hereby agree that:

(i)           (x) any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Term Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor, (y) any Lien on the Revolving Loan Priority Collateral securing the Term Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing any Revolving Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor, and (z) any Lien on the Revolving Loan Priority Collateral securing any Revolving Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing any Term Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor;

(ii)          (x) any Lien on the Revolving Loan Priority Collateral securing any of the Term Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Priority Debt, (y) any Lien on the Revolving Loan Priority Collateral securing any of the Revolving Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Term Loan Priority Debt and (z) any Lien on the Revolving Loan Priority Collateral securing any of the Term Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Excess Debt;

(iii)         (x) any Lien on the Term Loan Priority Collateral securing the Term Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Revolving Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor, (y) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Term Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor and (z) any Lien on the Term Loan Priority Collateral securing the Term Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Revolving Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor; and

(iv)        (x) any Lien on the Term Loan Priority Collateral securing any of the Revolving Loan Priority Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Priority Debt, (y) any Lien on the Term Loan Priority Collateral securing any of the Term Loan Excess Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Revolving Loan Priority Debt and (z) any Lien on the Term Loan Priority Collateral securing any of the Revolving Loan Excess Debt now or hereafter held by of for the benefit or on behalf of any Revolving Loan Secured Party or any agent, receiver, interim receiver or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Excess Debt.

(b)          As between Revolving Loan Secured Parties and Term Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the Revolving Loan Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3.         Prohibition on Contesting Liens and Claims.

(a)           Each of Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, extent, validity or enforceability of a Lien held, or purported to be held, by or for the benefit or on behalf of any Revolving Loan Secured Party in any Shared Collateral or Canadian Collateral or by or on behalf of any Term Loan Secured Party in any Shared Collateral; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Term Loan Secured Party to enforce this Agreement, and provided, further, that nothing in this Agreement shall be construed to prevent any Revolving Loan Secured Party or Term Loan Secured Party from challenging the characterization of any item of Shared Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral or the value of items of Term Loan Priority Collateral or Revolving Loan Priority Collateral, respectively.

(b)           Each of Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, extent or enforceability of any Revolving Loan Debt or any Term Loan Debt, including the allowability or priority of any Revolving Loan Debt or any Term Loan Debt in any Insolvency Proceeding, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Term Loan Secured Party to enforce this Agreement.

2.4.          Similar Liens on Shared Collateral and Other Agreements; Certain Acknowledgments and Agreements regarding Canadian Collateral and Canadian Grantors.

(a)           The parties hereto agree that it is their intention that the Shared Collateral securing the Term Loan Debt and the Revolving Loan Debt be identical except as otherwise permitted by Section 2.4, Section 2.5 or Section 6 of this Agreement. In furtherance of the foregoing and of Section 11.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Loan Agent or the Term Loan Agent, to cooperate in good faith from time to time in order to determine the specific items included in the Revolving Loan Priority Collateral and the Term Loan Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Loan Documents and the Revolving Loan Documents.

(b)           The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges that (i) no Canadian Grantor is obligated in any manner with respect to any part of the Term Loan Debt and (ii) it does not hold any Lien or security interest in any of the Canadian Collateral as security for the Term Loan Debt. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, covenants and agrees that unless first obtaining the written consent of Revolving Loan Agent (and not withstanding any other provision of this Agreement) it shall not at any time obtain or hold a Lien or security interest of any kind in all or any portion of the Canadian Collateral as security for the Term Loan Debt nor will the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, make or otherwise allow any Canadian Grantor to become liable for, in whole or in part, any of the Term Loan Debt.

(c)           The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of the Revolving Loan Agent in the Canadian Collateral and that as between the Revolving Loan Secured Parties on the one hand, and the Term Loan Secured Parties, on the other hand, the terms of this Agreement with respect to the Canadian Collateral and the Canadian Grantors shall govern even if part or all of the Liens of the Revolving Loan Secured Parties securing payment and performance of the Revolving Loan Debt are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

(d)           Until the Discharge of Revolving Loan Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Revolving Loan Agent and Revolving Loan Secured Parties shall have the exclusive right, subject to any applicable law, to manage, perform and enforce the terms of the Revolving Loan Documents with respect to the Canadian Collateral and to exercise and enforce (or refrain from enforcing) all privileges and rights thereunder with respect to the Canadian Collateral according to their discretion and exercise of their business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of the Canadian Collateral, hold, apply, or release to Canadian Grantors proceeds (including insurance proceeds) of Canadian Collateral, and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate or otherwise enforce their rights as to any or all Canadian Collateral.

(e)           The Term Loan Agent, on behalf of the Term Loan Secured Parties, hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the Revolving Loan Agent or any other Revolving Loan Secured Party to marshal any Canadian Collateral or any guaranties or other obligations of any Canadian Grantor for the benefit of the Term Loan Agent or the other Term Loan Secured Parties. The Term Loan Agent, on behalf of the Term Loan Secured Parties, further waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Canadian Collateral or any guaranties or other obligations of any Canadian Grantor or any other similar rights a junior creditor may have under applicable law.

(f)           The Term Loan Agent, on behalf of the Term Loan Secured Parties, agrees that neither the Revolving Loan Agent nor any Revolving Loan Secured Party shall have any liability to the Term Loan Agent, and the Term Loan Agent hereby waives any claims against the Revolving Loan Agent or any other Revolving Loan Secured Party, arising out of any and all actions that the Revolving Loan Agent or any other Revolving Loan Secured Party may take or permit or omit to take, so long as any such actions are taken in a manner consistent with the terms of this Agreement, with respect to the foreclosure upon, or sale, liquidation or other disposition or realization of, any Canadian Collateral or any guaranties or other obligations of any Canadian Grantor.

2.5.         New Liens. So long as the Discharge of Revolving Loan Debt or Discharge of Term Loan Debt, as applicable, shall not have occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that (a) no U.S. Grantor shall: (i) grant or permit any additional Liens on any asset to secure any Term Loan Debt unless such U.S. Grantor gives Revolving Loan Agent at least five (5) Business Days (or such shorter period as may be agreed to by the Revolving Loan Agent) prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Revolving Loan Debt concurrently with the grant of a Lien thereon in favor of Term Loan Agent or any other Term Loan Secured Party (and, in the event that Revolving Loan Agent shall not affirmatively decline such offer in writing within such five (5) Business Day period, such U.S. Grantor shall take all actions necessary to grant a Lien on such asset to secure the Revolving Loan Debt concurrently with the grant of a Lien thereon in favor of Term Loan Agent or any other Term Loan Secured Party); or (ii) grant or permit any additional Liens on any asset to secure any Revolving Loan Debt unless such U.S Grantor gives Term Loan Agent at least five (5) Business Days (or such shorter period as may be agreed to by the Term Loan Agent) prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Debt concurrently with the grant of a Lien thereon in favor of Revolving Loan Agent or any other Revolving Loan Secured Party (and, in the event that Term Loan Agent shall not affirmatively decline such offer in writing within such five (5) Business Day period, such U.S. Grantor shall take all actions necessary to grant a Lien on such asset to secure the Term Loan Debt concurrently with the grant of a Lien thereon in favor of Revolving Loan Agent or any other Revolving Loan Secured Party); and (b) no Canadian Grantor shall grant or permit any additional Liens on any Canadian Collateral to secure any Term Loan Debt. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, Term Loan Agent and Revolving Credit Agent agree that any Lien obtained in violation of this Section shall also be held for the benefit of the Revolving Loan Secured Parties and Term Loan Secured Parties, as applicable, and that any such Lien shall be subject to the provisions of this Agreement including, without limitation, the lien priorities of Section 2 and the payment provisions of Section 4. The Revolving Loan Agent or Term Loan Agent, as applicable, may decline to accept any Lien offered to it pursuant to this Section, in which case, such Lien may be held for the sole benefit of the Revolving Loan Secured Parties or Term Loan Secured Parties as applicable.

Section 3.         Enforcement

3.1.         Exercise of Rights and Remedies.

(a)          So long as the Discharge of Revolving Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i)           will not take any Enforcement Action with respect to any Revolving Loan Priority Collateral or commence or join with any Person (other than Revolving Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action), except, that, subject at all times to the provisions of Section 4 of this Agreement and to Section 3.1(a)(ii) of this Agreement, Term Loan Agent may take an Enforcement Action or commence or join in any such action as to any Revolving Loan Priority Collateral commencing one hundred eighty (180) days after the date of the receipt by Revolving Loan Agent of written notice from Term Loan Agent of the declaration by Term Loan Secured Parties of a Term Loan Event of Default in accordance with the terms of the Term Loan Documents (as in effect on the date hereof or as amended not in violation of this Agreement) that is continuing and the written demand by Term Loan Secured Parties of the immediate payment in full of all of the Term Loan Debt under the Term Loan Documents so long as such Term Loan Event of Default has not been cured or waived (such period being referred to herein as the “Term Loan Standstill Period”); provided, that,

(A)          in the event that at any time after the Term Loan Agent has sent a notice to Revolving Loan Agent to commence the Term Loan Standstill Period, the Term Loan Event of Default that was the basis for such notice is cured or waived and no other Term Loan Events of Default have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Term Loan Standstill Period shall be deemed to have been commenced;

(B)           the Term Loan Standstill Period shall be tolled for any period during which Revolving Loan Agent is stayed from taking any Enforcement Action pursuant to any Insolvency Proceeding or court order, so long as the Revolving Loan Agent has used its commercially reasonable efforts to have such stay lifted;

(C)           prior to taking any such Enforcement Action or commencing or petitioning for any such action or proceeding, after the end of the Term Loan Standstill Period, Term Loan Agent shall give Revolving Loan Agent not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Term Loan Agent or any other Term Loan Secured Party to take an Enforcement Action or commence or petition for any such action or proceeding, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Term Loan Standstill Period; and

(D)           notwithstanding anything to the contrary contained in this Section 3.1(a)(i), Term Loan Agent and the other Term Loan Secured Parties may take an Enforcement Action against any specific item or items of the Revolving Loan Priority Collateral or commence or petition for any action or proceeding with respect to such rights or remedies after the end of the Term Loan Standstill Period, unless Revolving Loan Agent or any other Revolving Loan Secured Party is diligently pursuing in good faith an Enforcement Action against U.S. Grantors and/or all or any material portion of the Revolving Loan Priority Collateral or such item or items of Revolving Loan Priority Collateral, including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Revolving Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Revolving Loan Priority Collateral, the notification of account debtors that owe all or a material portion of the accounts to make payments to the Revolving Loan Agent or its agents, the initiation of any action to take possession of all or any material portion of the Revolving Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Revolving Loan Priority Collateral;

(ii)          will not contest, protest or object to any foreclosure action or proceeding brought by Revolving Loan Agent or any other Revolving Loan Secured Party, or any other Enforcement Action taken by any Revolving Loan Secured Party relating solely to the Revolving Loan Priority Collateral, so long as the Liens of Term Loan Agent attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1;

(iii)         will not object to the forbearance by Revolving Loan Agent or the other Revolving Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other Enforcement Action with respect to any of the Revolving Loan Priority Collateral;

(iv)         will not, so long as the Discharge of Revolving Loan Priority Debt has not occurred and except for actions otherwise permitted (x) in accordance with Section 3.1(a)(i)(D) and subject to Section 4.1 or (y) in accordance with Section 6.4 but not in violation of any provision of this Agreement, take or receive any Revolving Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy with respect to any Revolving Loan Priority Collateral;

(v)          agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of Revolving Loan Agent or the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents;

(vi)        will not object to the manner in which Revolving Loan Agent or any other Revolving Loan Secured Party may seek to enforce or collect the Revolving Loan Debt or the Liens of such Revolving Loan Secured Party on any Revolving Loan Priority Collateral to the extent not in violation of this Agreement, regardless of whether any action or failure to act by or on behalf of Revolving Loan Agent or any other Revolving Loan Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii)       will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Agent or this Agreement (other than the challenging the characterization of any item of Shared Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral), or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b)          So long as the Discharge of Term Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties:

(i)           will not take any Enforcement Action with respect to any Term Loan Priority Collateral or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action), except, that, subject at all times to the provisions of Section 4 of this Agreement and to Section 3.1(b)(ii) of this Agreement, Revolving Loan Agent may take an Enforcement Action or commence or join in any such action as to any Term Loan Priority Collateral commencing one hundred eighty (180) days after the date of the receipt by Term Loan Agent of written notice from Revolving Loan Agent of the declaration by Revolving Loan Secured Parties of a Revolving Loan Event of Default in accordance with the terms of the Revolving Loan Documents (as in effect on the date hereof or as amended not in violation of this Agreement) that is continuing and the written demand by Revolving Loan Secured Parties of the immediate payment in full of all of the Revolving Loan Debt under the Revolving Loan Documents so long as such Revolving Loan Event of Default has not been cured or waived (such period being referred to herein as the “Revolving Loan Standstill Period”); provided, that,

(A)          in the event that at any time after the Revolving Loan Agent has sent a notice to Term Loan Agent to commence the Revolving Loan Standstill Period, the Revolving Loan Event of Default that was the basis for such notice is cured or waived and no other Revolving Loan Events of Default have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Revolving Loan Standstill Period shall be deemed to have been commenced;

(B)           the Revolving Loan Standstill Period shall be tolled for any period during which Term Loan Agent is stayed from taking any Enforcement Action pursuant to any Insolvency Proceeding or court order so long as the Term Loan Agent has used its commercially reasonable efforts to have such stay lifted;

(C)           prior to taking any such Enforcement Action or commencing or petitioning for any such action or proceeding, after the end of the Revolving Loan Standstill Period, Revolving Loan Agent shall give Term Loan Agent not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Revolving Loan Agent or any other Revolving Loan Secured Party to take any Enforcement Action or commence or petition for any such action or proceeding, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Revolving Loan Standstill Period; and

(D)           notwithstanding anything to the contrary contained in this Section 3.1(b)(i), Revolving Loan Agent and the other Revolving Loan Secured Parties may take an Enforcement Action against any specific item or items of the Term Loan Priority Collateral or commence or petition for any action or proceeding with respect to such rights or remedies after the end of the Revolving Loan Standstill Period, unless Term Loan Agent or any other Term Loan Secured Party is diligently pursuing in good faith an Enforcement Action against all or any material portion of the Term Loan Priority Collateral or such item or items of Term Loan Priority Collateral, including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Term Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Term Loan Priority Collateral, the initiation of any action to take possession of all or any material portion of the Term Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Term Loan Priority Collateral;

(ii)          will not contest, protest or object to any foreclosure action or proceeding brought by Term Loan Agent or any other Term Loan Secured Party, or any other Enforcement Action taken by any Term Loan Secured Party relating solely to the Term Loan Priority Collateral, so long as the Liens of Revolving Loan Agent attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1;

(iii)         will not object to the forbearance by Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other Enforcement Action with respect to any of the Term Loan Priority Collateral;

(iv)         will not, so long as the Discharge of Term Loan Priority Debt has not occurred and except for actions otherwise permitted (x) in accordance with Section 3.1(b)(i)(D) and subject to Section 4.1 or (y) in accordance with Section 6.4 but not in violation of any provision of this Agreement, take or receive any Term Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy with respect to any Term Loan Priority Collateral;

(v)          agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents;

(vi)         will not object to the manner in which Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party on any Term Loan Priority Collateral to the extent not in violation of this Agreement, regardless of whether any action or failure to act by or on behalf of Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the Revolving Loan Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii)        will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any Lien of Term Loan Agent or this Agreement (other than the challenging the characterization of any item of Shared Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral), or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c)          Until the Discharge of Revolving Loan Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.1(a)(i) and Section 7 hereof, the Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the exclusive right to commence, and if applicable, maintain the exercise of its rights and remedies with respect to the Revolving Loan Priority Collateral, including, without limitation, the exclusive right, to the extent provided for in the Revolving Loan Documents or under applicable law, to appoint an administrator or a Receiver in respect of the Revolving Loan Priority Collateral, to take or retake control or possession of such Revolving Loan Priority Collateral and to hold, prepare for sale, process, and subject to Section 3.1(a) and Section 7 hereof, sell, lease, dispose of, or liquidate such Revolving Loan Priority Collateral, without any consultation with or the consent of any Term Loan Secured Party; provided, that, the Lien securing the Term Loan Debt shall continue as to the Proceeds of such Revolving Loan Priority Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the Revolving Loan Priority Collateral, the Revolving Loan Agent and the other Revolving Loan Secured Parties may enforce the provisions of the Revolving Loan Documents with respect to the Revolving Loan Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Revolving Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC, the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Prior to the Discharge of Revolving Loan Priority Debt, Term Loan Secured Parties shall not have any right to direct any Revolving Loan Secured Party to exercise any right, remedy or power with respect to the Revolving Loan Priority Collateral and each Term Loan Secured Party shall have no right to consent to any exercise of remedies under the Revolving Loan Documents or applicable law in respect of any of the Revolving Loan Priority Collateral. No Term Loan Secured Party shall institute any suit or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Revolving Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to the Revolving Loan Priority Collateral.

(d)          Until the Discharge of Term Loan Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.1(b)(i) hereof, the Term Loan Agent and the other Term Loan Secured Parties shall have the exclusive right to commence, and if applicable, maintain the exercise of its rights and remedies with respect to the Term Loan Priority Collateral, including, without limitation, the exclusive right, to the extent provided for in the Term Loan Documents or under applicable law, to appoint an administrator or a Receiver in respect of the Term Loan Priority Collateral, to take or retake control or possession of such Term Loan Priority Collateral and to hold, prepare for sale, process, and subject to Section 3.1(b) hereof, sell, lease, dispose of, or liquidate such Term Loan Priority Collateral, without any consultation with or the consent of any Revolving Loan Secured Party; provided that, the Lien securing the Revolving Loan Debt shall continue as to the Proceeds of such Term Loan Priority Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Agent and the other Term Loan Secured Parties may enforce the provisions of the Term Loan Documents with respect to the Term Loan Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC, the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Prior to the Discharge of Term Loan Priority Debt, Revolving Loan Secured Parties shall not have any right to direct any Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral and each Revolving Loan Secured Party shall have no right to consent to any exercise of remedies under the Revolving Loan Documents or applicable law in respect of any of the Term Loan Priority Collateral. No Revolving Loan Secured Party shall institute any suit or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Term Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to the Term Loan Priority Collateral.

(e)          Notwithstanding the foregoing, each of the Term Loan Agent and the Revolving Loan Agent may:

(i)           file a claim, proof of claim or statement of interest with respect to the Revolving Loan Debt or Term Loan Debt, as the case may be; provided, that, an Insolvency Proceeding has been commenced by or against any Grantor;

(ii)          in the case of the Term Loan Agent, take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Revolving Loan Priority Collateral and its priority thereof, and in the case of the Revolving Loan Agent, take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Term Loan Priority Collateral and its priority thereof;

(iii)         file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Loan Secured Parties or Term Loan Secured Parties represented by it, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv)         file any pleadings, proceedings, applications, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors including, without limitation, the commencement of an Insolvency Proceeding against any Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement;

(v)          vote on any plan of reorganization or arrangement or proposal, file any proof of claim, make other filings and make any arguments and motions that do not, in any case, contravene the terms of this Agreement; and

(vi)         exercise all other rights and remedies as unsecured creditors against any U.S. Grantor so long as such exercise does not contravene the terms of this Agreement (it being understood that any provision of this Agreement that requires any party hereto to act or to refrain from acting shall be applicable to such party in its respective capacities as a secured and an unsecured creditor).

3.2.         Release of Second Priority Liens.

(a)          If the Agent with the senior Lien on any Shared Collateral (the “Senior Agent”) releases its Liens on any part of such Shared Collateral in connection with (i) any Disposition of such Shared Collateral permitted under the terms of both the Revolving Loan Documents and the Term Loan Documents, (ii) the Disposition by an Agent (but not by a U.S. Grantor) of such Shared Collateral in connection with such Agent’s taking an Enforcement Action in respect of such Shared Collateral or (iii) the Disposition by any U.S. Grantor of such Shared Collateral with the consent of the Senior Agent so long as, in the case of any Disposition of such Shared Collateral pursuant to this clause (iii), (A) a Revolving Loan Event of Default (in the case of a Disposition of Revolving Loan Priority Collateral) or Term Loan Event of Default (in the case of a Disposition of Term Loan Priority Collateral) has occurred and is continuing, and (B) the net cash proceeds received from such Disposition shall be applied to repay the Revolving Loan Priority Debt (in the case of a Disposition of Revolving Loan Priority Collateral) or the Term Loan Debt (in the case of a Disposition of Term Loan Priority Collateral), then (in each case) effective upon the consummation of any such Disposition or Enforcement Action, the Agent with the junior Lien on any such Shared Collateral (the “Junior Agent”) shall:

(i)           be deemed to have automatically and without further action released and terminated any Liens it may have on such Shared Collateral; provided, that, (x) the Liens of the Senior Agent on such Shared Collateral so sold or disposed of are released at the same time, and (y) such junior Lien shall remain in place with respect to any Proceeds of such sale, transfer or other Disposition under this clause (a) that remain after the Discharge of Revolving Loan Priority Debt (in the case of Revolving Loan Priority Collateral) or the Discharge of Term Loan Priority Debt (in the case of Term Loan Priority Collateral);

(ii)          be deemed to have authorized the Senior Agent and their designees to file UCC amendments and terminations covering the Shared Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any U.S. Grantor and the Junior Agent to evidence such release and termination; and

(iii)         promptly upon the request of the Senior Agent, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Senior Agent may require in connection with such sale or other Disposition, to evidence and effectuate such termination and release;

provided, that, any such release or UCC amendment or termination, in the case of any of clauses (i), (ii) or (iii) above, by or on behalf of the Junior Agent shall not extend to or otherwise affect any of the rights, if any, of such Junior Agent to the Proceeds from any such sale or other Disposition of Shared Collateral upon the Discharge of Revolving Loan Priority Debt or the Discharge of Term Loan Priority Debt, as the case may be, whichever is secured by the senior Lien on such Shared Collateral.

(b)          Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, in its capacity as Junior Agent, hereby irrevocably constitutes and appoints the other Agent, in its capacity as Senior Agent, and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Agent or such holder or in the Junior Agent’s own name, from time to time in such Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 3.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.2, including any termination statements, endorsements or other instruments of transfer or release. Nothing contained in this Agreement shall be construed to modify the obligation of the Senior Agent to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Shared Collateral.

(c)          In the event that Proceeds of Collateral are received in connection with a Disposition of Shared Collateral that directly or indirectly involves both of some or all of the Revolving Loan Priority Collateral and some or all of the Term Loan Priority Collateral, the Revolving Loan Agent and the Term Loan Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such Disposition of such Shared Collateral to the Revolving Loan Priority Collateral and the Term Loan Priority Collateral. If the Revolving Loan Agent and Term Loan Agent are unable to agree on such allocation within ten (10) Business Days (or such other period of time as Revolving Loan Agent and Term Loan Agent agree) of the consummation of such Disposition, the portion of such Proceeds that shall be allocated as Proceeds of Revolving Loan Priority Collateral for purposes of this Agreement shall be an amount equal to not less than the sum of the book value of the accounts and inventory (each as defined in the UCC) included in the Shared Collateral subject to such Disposition (determined at the time of such Disposition).

3.3.         Insurance and Condemnation Awards.

(a)          So long as the Discharge of Revolving Loan Priority Debt has not occurred, Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the sole and exclusive right, subject to the rights of U.S. Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation, expropriation or similar proceeding, or any deed in lieu of condemnation or expropriation in respect of the Revolving Loan Priority Collateral. So long as the Discharge of Revolving Loan Priority Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation or expropriation, shall (a) first, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under, and for application in accordance with, the Revolving Loan Documents, (b) second, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under, and for application in accordance with, the applicable Term Loan Documents, and (c) third, if the Discharge of Term Loan Debt has occurred, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Revolving Loan Priority Debt, if Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to Revolving Loan Agent in accordance with the terms of Section 4.2.

(b)          So long as the Discharge of Term Loan Priority Debt has not occurred, Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of U.S. Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation, expropriation or similar proceeding, or any deed in lieu of condemnation, expropriation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Priority Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation or expropriation, shall (a) first, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under, and for application in accordance with, the applicable Term Loan Documents, (b) second, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under, and for application in accordance with, the Revolving Loan Documents, and (c) third, if the Discharge of Revolving Loan Debt has occurred, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Term Loan Priority Debt, if Revolving Loan Agent or any other Revolving Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to Term Loan Agent in accordance with the terms of Section 4.2.

3.4.         Tracing of and Priorities in Proceeds. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agree that prior to an issuance of a notice of an Enforcement Notice or the commencement of any Insolvency Proceeding, any Proceeds of Shared Collateral, whether or not deposited under Control Agreements, which are used by any U.S. Grantor to acquire other property which is Shared Collateral shall not (solely as between the Agents, the Revolving Loan Secured Parties and the Term Loan Secured Parties) be treated as Proceeds of Shared Collateral for purposes of determining the relative priorities in the Shared Collateral which was so acquired. In addition, unless and until the Discharge of Revolving Loan Debt occurs, subject to Section 4.2, the Term Loan Agent and the Term Loan Secured Parties each hereby (x) consents to the application, prior to the receipt by the Revolving Loan Agent of a notice of an Enforcement Notice or a notice of the declaration by Term Loan Secured Parties of a Term Loan Event of Default or the commencement of any Insolvency Proceeding, of cash (including any other Proceeds of Shared Collateral as and when converted to cash) deposited under Control Agreements or Blocked Accounts (as defined in the Revolving Loan Agreement) to the repayment of Revolving Loan Debt pursuant to the Revolving Loan Documents and (y) agrees that any claim that payments made to the Revolving Loan Agent through the accounts that are subject to such Control Agreements or Dominion Accounts, respectively, are Proceeds of or otherwise constitute Term Loan Priority Collateral are waived by the Term Loan Agent and the Term Loan Secured Parties.

Section 4.         Payments

4.1.         Application of Proceeds.

(a)          So long as the Discharge of Revolving Loan Debt has not occurred, the Revolving Loan Priority Collateral or Proceeds thereof received in connection with any Enforcement Action or Insolvency Proceeding (including amounts distributed on account of a Lien on such the Revolving Loan Priority Collateral or Proceeds thereof) (but excluding any Revolving Loan DIP Financing or Revolving Loan Cash Collateral usage complying with the terms of Section 6.2(a) hereof) shall be applied in the following order of priority:

(i)           first, to the Revolving Loan Priority Debt and for cash collateral as required under the Revolving Loan Documents, in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Priority Debt has occurred;

(ii)          second, to the Term Loan Priority Debt and for cash collateral as required under the Term Loan Documents, in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Priority Debt has occurred;

(iii)         third, to the Revolving Loan Excess Debt until the Discharge of Revolving Loan Debt has occurred; and

(iv)         fourth, to the Term Loan Excess Debt until the Discharge of Term Loan Debt has occurred.

(b)          So long as the Discharge of Term Loan Debt has not occurred, the Term Loan Priority Collateral or Proceeds thereof received in connection with any Enforcement Action or Insolvency Proceeding (including amounts distributed on account of a Lien on such the Term Loan Priority Collateral or Proceeds thereof) shall be applied in the following order of priority:

(i)           first, to the Term Loan Priority Debt and for cash collateral as required under the Term Loan Documents in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Priority Debt has occurred;

(ii)          second, to the Revolving Loan Priority Debt and for cash collateral as required under the Revolving Loan Documents in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Priority Debt has occurred;

(iii)         third, to the Term Loan Excess Debt until the Discharge of Term Loan Debt has occurred; and

(iv)         fourth, to the Revolving Loan Excess Debt until the Discharge of Revolving Loan Debt has occurred.

(c)          Upon the Discharge of Revolving Loan Priority Debt, to the extent permitted under applicable law and without risk of legal liability to Revolving Loan Agent or any other Revolving Loan Secured Party and until the Discharge of Term Loan Priority Debt, Revolving Loan Agent shall deliver to Term Loan Agent, without representation or recourse, any Proceeds of Shared Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Term Loan Agent to the Term Loan Debt in such order as specified in the relevant Term Loan Documents. Upon the Discharge of Term Loan Priority Debt, to the extent permitted under applicable law and without risk of legal liability to Term Loan Agent or any other Term Loan Secured Party and until the Discharge of Revolving Loan Priority Debt, Term Loan Agent shall deliver to Revolving Loan Agent, without representation or recourse, any Proceeds of Shared Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Revolving Loan Agent to the Revolving Loan Debt in such order as specified in the relevant Revolving Loan Documents. The provisions of this Section 4.1 are intended solely to govern the respective Lien priorities as between Term Loan Agent and Revolving Loan Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of Proceeds of foreclosure on any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law.

4.2.         Payments Over.

(a)          So long as the Discharge of Revolving Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any Revolving Loan Priority Collateral or Proceeds thereof or payment with respect thereto received by Term Loan Agent or any other Term Loan Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation or expropriation award (or deed in lieu of condemnation or expropriation), in each case, in violation of this Agreement, shall be segregated and held in trust and promptly transferred or paid over to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Revolving Loan Agent is hereby authorized to make any such endorsements or assignments as agent for Term Loan Agent. This authorization is coupled with an interest and is irrevocable.

(b)         So long as the Discharge of Term Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Term Loan Priority Collateral or Proceeds thereof or payment with respect thereto received by Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation or expropriation award (or deed in lieu of condemnation or expropriation), in each case, in violation of this Agreement, shall be segregated and held in trust and promptly transferred or paid over to Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Term Loan Agent is hereby authorized to make any such endorsements or assignments as agent for Revolving Loan Agent. This authorization is coupled with an interest and is irrevocable.

4.3.         Proceeds of Certain Mandatory Prepayments.

(a)          So long as the Discharge of Term Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.2(c) hereof, all net cash proceeds (including any other Proceeds as and when converted to cash) of assets sales, casualty events, condemnation awards and deeds in lieu of foreclosure or Extraordinary Receipts, in each case, received by U.S. Grantors in respect of Term Loan Priority Collateral and from the incurrence of indebtedness by any U.S. Grantor in violation of the Term Loan Agreement, in each case, shall (to the extent required under and in accordance with the provisions of the Term Loan Agreement) be applied to prepay the Term Loan Debt in accordance with the Term Loan Documents.

(b)          So long as the Discharge of Revolving Loan Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.2(c) hereof, all net cash proceeds (including any other Proceeds as and when converted to cash) of assets sales, casualty events, condemnation awards and deeds in lieu of foreclosure or Extraordinary Receipts, in each case, received by Grantors in respect of Revolving Loan Priority Collateral (to the extent required under and in accordance with the provisions of the Revolving Loan Agreement) be applied to prepay the Revolving Loan Debt in accordance with the Revolving Loan Documents.

(c)          So long as the Discharge of Term Loan Priority Debt has not occurred, notwithstanding anything to the contrary set forth herein or in the Revolving Loan Documents, but except as otherwise set forth in clause (b) above, U.S. Grantors shall be permitted to make, and Term Loan Secured Parties shall be permitted to receive and retain, any mandatory amortization payments required pursuant to Section 2.1(d) of the Term Loan Agreement and, except as otherwise set forth in clause (b) above, any other mandatory prepayments of Term Loan Debt (and any required prepayment premium) required to be made pursuant to the Term Loan Documents (including pursuant to Section

2.1(g) of the Term Loan Agreement).

Section 5.          Bailee for Perfection

5.1.         Each Agent as Bailee.

(a)          Each Agent agrees to hold any Shared Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is effective to perfect a Lien thereon under the UCC (such Shared Collateral being referred to herein as the “Shared Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Shared Pledged Collateral (including as to any securities or any deposit accounts or securities accounts, if any, for purposes of satisfying the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) pursuant to the Revolving Loan Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b)          Until the Discharge of Revolving Loan Priority Debt has occurred, Revolving Loan Agent shall be entitled to deal with the Shared Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of Term Loan Agent to such Shared Pledged Collateral shall at all times be subject to the terms of this Agreement and to Revolving Loan Agent’s rights under the Revolving Loan Documents. Until the Discharge of Term Loan Priority Debt has occurred, Term Loan Agent shall be entitled to deal with the Shared Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents. The rights of Revolving Loan Agent to such Shared Pledged Collateral shall at all times be subject to the terms of this Agreement and to Term Loan Agent’s rights under the Term Loan Documents.

(c)          Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Shared Pledged Collateral is genuine or owned by any of the U.S. Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Shared Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d)          Each Agent shall not have by reason of the Revolving Loan Documents, the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Shared Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2.         Transfer of Shared Pledged Collateral.

(a)          Upon the Discharge of Revolving Loan Priority Debt, to the extent permitted under applicable law, upon the request of Term Loan Agent, Revolving Loan Agent shall, without recourse or warranty, transfer the possession and control of the Shared Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (i) Revolving Loan Agent or any other Revolving Loan Secured Party has retained or otherwise acquired such Shared Pledged Collateral in full or partial satisfaction of any of the Revolving Loan Debt, (ii) such Shared Pledged Collateral is sold or otherwise disposed of by Revolving Loan Agent or any other Revolving Loan Secured Party or by a U.S. Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Revolving Loan Secured Party to any third party. In connection with any transfer described in the immediately preceding sentence to Term Loan Agent, Revolving Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by the U.S. Companies) as shall be reasonably requested by Term Loan Agent to permit Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Shared Pledged Collateral, including in connection with the terms of any collateral access agreement whether with a landlord, processor, warehouse or other third party or any Control Agreement, and with respect to any such agreement delivered on or after the date hereof, Revolving Loan Agent shall notify the other parties thereto that it is no longer the “First Lien Agent”, “Secured Party Representative”, “Agent Representative”, “Lender Representative” or such analogous representative party or otherwise entitled to act under such agreement and shall confirm to such parties that Term Loan Agent is thereafter the “First Lien Agent”, “Secured Party Representative”, “Agent Representative”, or “Lender Representative” or such analogous representative party as any of such terms are used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement. The foregoing provision shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law.

(b)          Upon the Discharge of Term Loan Priority Debt, to the extent permitted under applicable law, upon the request of Revolving Loan Agent, Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Shared Pledged Collateral, if any, then in its possession or control to Revolving Loan Agent, except in the event and to the extent (a) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Shared Pledged Collateral in full or partial satisfaction of any of the Term Loan Debt, (b) such Shared Pledged Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a U.S. Grantor as provided herein or (c) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Term Loan Secured Party to any third party. In connection with any transfer described in the immediately preceding sentence to Revolving Loan Agent, Term Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Revolving Loan Agent and to be paid by the U.S. Companies) as shall be reasonably requested by Revolving Loan Agent to permit Revolving Loan Agent to obtain, for the benefit of the Revolving Loan Secured Parties, a first priority security interest in the Shared Pledged Collateral. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law.

(c)          Each U.S. Grantor acknowledges and agrees to the delivery or transfer of control by Revolving Loan Agent to Term Loan Agent, and by Term Loan Agent to Revolving Loan Agent of any the Shared Pledged Collateral, in each case, in accordance with the terms of this Agreement, and waives and releases Revolving Loan Agent and the other Revolving Loan Secured Parties, and Term Loan Agent and the other Term Loan Secured Parties, from any liability as a result of such action.

Section 6.          Insolvency Proceedings

6.1.         General Applicability.

This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition or the commencement of any proceeding by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases or proceedings in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee, monitor, Receiver or similar official for such Grantor and such Grantor as debtor-in-possession. The relative rights of the Revolving Loan Secured Parties and the Term Loan Secured Parties under this Agreement in or to any distributions from or in respect of any Shared Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition or the commencement of other similar proceeding by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases or proceedings and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of Revolving Loan Cash Collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement; provided that notwithstanding the foregoing or any other provision herein to the contrary, any distribution of debt or equity obligations of any reorganized U.S. Grantor pursuant to a plan of reorganization on account of an allowed secured claim against such U.S. Grantor shall be deemed to be a distribution from or in respect of Shared Collateral or Proceeds for all purposes of this Agreement. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2.         Use of Cash Collateral; Bankruptcy Financing.

(a)          If any U.S. Grantor becomes subject to any Insolvency Proceeding, until the Discharge of Revolving Loan Priority Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that each Term Loan Secured Party (i) will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Revolving Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Revolving Loan Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, whether provided by any Revolving Loan Secured Party or other Person, but in each case to the extent consented to by Revolving Loan Agent (a “Revolving Loan DIP Financing”), (ii) will not request or accept adequate protection or any other relief in connection with the use of such Revolving Loan Cash Collateral or such Revolving Loan DIP Financing except as set forth in Section 6.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens of Term Loan Agent or any other Term Loan Secured Parties on the Revolving Loan Priority Collateral (but not the Term Loan Priority Collateral) to (x) the Liens on the Revolving Loan Priority Collateral pursuant to such Revolving Loan DIP Financing, (y) any adequate protection provided to the Revolving Loan Secured Parties and (z) any professional fee and U.S. trustee fee “carve-out” consented to in writing by Revolving Loan Agent to be paid prior to the Discharge of Revolving Loan Priority Debt, in each case, on the same terms as the Liens of the Term Loan Secured Parties are subordinated hereunder to the Liens in the Revolving Loan Priority Collateral securing the Revolving Loan Debt (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(I)           Revolving Loan Agent does not oppose or object to such use of cash collateral or Revolving Loan DIP Financing,

(II)         the aggregate principal amount of the Revolving Loan DIP Financing plus the aggregate outstanding principal amount of loans and letters of credit included in the Revolving Loan Debt shall not exceed an amount equal to 115% of the aggregate commitments under the Revolving Loan Documents as in effect immediately before the commencement of such Insolvency Proceeding (or, if earlier, immediately prior to the suspension or termination of such commitments in accordance with the terms of the Revolving Loan Agreement),

(III)        the Term Loan Secured Parties retain a Lien on the Shared Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Shared Collateral of Revolving Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such Revolving Loan DIP Financing and the existing Liens in favor of the Revolving Loan Agent on the Revolving Loan Priority Collateral but senior to the Liens of the Revolving Loan Agent (and the Liens securing the Revolving Loan DIP Financing) on the Term Loan Priority Collateral to the same extent as provided under Section 2.2),

(IV)        Term Loan Agent receives, as security for the Term Loan Debt, additional or replacement Liens on all post-petition assets of any U.S. Grantor which are subject to an additional or replacement Lien to secure the Revolving Loan DIP Financing with same priority relative to the Liens of Revolving Loan Agent as existed prior to such Insolvency Proceeding to the extent Term Loan Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law (in each case junior to the additional or replacement Liens of the Revolving Loan Agent on the Revolving Loan Priority Collateral),

(V)         all Liens on Revolving Loan Priority Collateral securing any such Revolving Loan DIP Financing shall be senior to or on a parity with the Liens of the Revolving Loan Agent and the Revolving Loan Secured Parties securing the Revolving Loan Obligations on Revolving Loan Priority Collateral,

(VI)        such Revolving Loan DIP Financing does not require any Grantor to seek confirmation of a specific plan of reorganization other than a plan of reorganization that provides for satisfaction in full in cash of such Revolving Loan DIP Financing on or prior to the effective date of such plan,

(VII)       such Revolving Loan DIP Financing or use of Revolving Loan Cash Collateral is subject to the terms of this Agreement, and

(VIII)     the Term Loan Agent retains the right to object to any ancillary agreements or arrangements regarding the use of Revolving Loan Cash Collateral or the Revolving Loan DIP Financing that require a specific treatment of a claim in respect of the Term Loan Debt for purposes of a plan of reorganization or arrangement or proposal (provided that, in no event shall the foregoing be construed to give rise to the right to object to any of the rights and remedies that are customary for Revolving Loan Agent to receive as part of any order with respect to the use of Revolving Loan Cash Collateral or any such Revolving Loan DIP Financing).

For the avoidance of doubt, neither this Section 6.2(a) nor any other provision of this Agreement shall be deemed to be a consent by any of the Revolving Loan Secured Parties to the use of Revolving Loan Cash Collateral by the Term Loan Secured Parties, and any use of Revolving Loan Cash Collateral shall require the prior written consent of the Revolving Loan Agent. Notwithstanding the foregoing, it is agreed that neither the Revolving Loan Agent nor any other Revolving Loan Secured Party shall propose or consent to any Revolving Loan DIP Financing pursuant to this Section 6.2(a) that purports to be secured by a priming or pari passu lien on the Term Loan Priority Collateral without the consent of the Term Loan Agent. The Revolving Loan Agent, on behalf of itself and each other Revolving Loan Secured Party to whom it is acting as agent, agrees that, as a condition of any Revolving Loan DIP Financing or use of Revolving Loan Cash Collateral pursuant to this Section 6.2(a), until the Discharge of Term Loan Priority Debt has occurred, (1) all proceeds of the Term Loan Priority Collateral shall either (x) be remitted to the Term Loan Agent for application in accordance with Section 4.1(b) hereof or (y) only be used by U.S. Grantors subject to terms and conditions acceptable to the Term Loan Agent, and no portion of the Term Loan Priority Collateral shall be used to repay the Revolving Loan Debt outstanding as of the date of the commencement of any Insolvency Proceeding or any Revolving Loan Debt incurred thereafter pursuant to any such Revolving Loan DIP Financing or use of Revolving Loan Cash Collateral pursuant to this Section 6.2(a).

(b)          If any U.S. Grantor becomes subject to any Insolvency Proceeding, until the Discharge of Term Loan Priority Debt has occurred, Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that each Revolving Loan Secured Party will (i) raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Term Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Term Loan Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, whether provided by any Term Loan Secured Party or other Person, but in each case to the extent consented to by Term Loan Agent (a “Term Loan DIP Financing”), (ii) will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or such Term Loan DIP Financing except as set forth in Section 6.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens of Revolving Loan Agent or any other Revolving Loan Secured Parties on the Term Loan Priority Collateral (but not the Revolving Loan Priority Collateral or the Canadian Collateral) to (x) the Liens on the Term Loan Priority Collateral pursuant to such Term Loan DIP Financing, (y) any adequate protection provided to the Term Loan Secured Parties and (z) any professional fee and U.S. trustee fee “carve-out” consented to in writing by Term Loan Agent to be paid prior to the Discharge of Term Loan Priority Debt, in each case, on the same terms as the Liens of the Revolving Loan Secured Parties are subordinated hereunder to the Liens in the Term Loan Priority Collateral securing the Term Loan Debt (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(I)          Term Loan Agent does not oppose or object to such use of cash collateral or Term Loan DIP Financing,

(II)         the aggregate principal amount of the Term Loan DIP Financing plus the aggregate outstanding principal amount of Term Loan Debt shall not exceed 115% of the aggregate principal amount of loans included in the Term Loan Debt outstanding immediately before the commencement of such Insolvency Proceeding,

(III)        the Revolving Loan Secured Parties retain a Lien on the Shared Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Shared Collateral of Term Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such Term Loan DIP Financing and the existing Liens in favor of the Term Loan Agent on the Term Loan Priority Collateral but senior to the Liens of the Term Loan Agent (and the Liens securing the Term Loan DIP Financing) on the Revolving Loan Priority Collateral to the same extent as provided under Section 2.2),

(IV)        Revolving Loan Agent receives, as security for the Revolving Loan Debt, additional or replacement Liens on all post-petition assets of any U.S. Grantor which are subject to an additional or replacement Lien to secure the Term Loan DIP Financing with same priority relative to the Liens of Term Loan Agent as existed prior to such Insolvency Proceeding to the extent Revolving Loan Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law (in each case junior to the additional or replacement Liens of the Term Loan Agent on the Term Loan Priority Collateral),

(V)         all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Agent and the Term Loan Secured Parties securing the Term Loan Obligations on Term Loan Priority Collateral,

(VI)        such Term Loan DIP Financing does not require any U.S. Grantor to seek confirmation of a specific plan of reorganization other than a plan of reorganization that provides for satisfaction in full in cash of such Term Loan DIP Financing on or prior to the effective date of such plan,

(VII)       such Term Loan DIP Financing or use of Term Loan Cash Collateral is subject to the terms of this Agreement, and

(VIII)     the Revolving Loan Agent retains the right to object to any ancillary agreements or arrangements regarding the use of Term Loan Cash Collateral or the Term Loan DIP Financing that require a specific treatment of a claim in respect of the Revolving Loan Debt for purposes of a plan of reorganization or arrangement or proposal (provided that, in no event shall the foregoing be construed to give rise to the right to object to any of the rights and remedies that are customary for Term Loan Agent to receive as part of any order with respect to the use of Term Loan Cash Collateral or any such Term Loan DIP Financing).

For the avoidance of doubt, neither this Section 6.2(b) nor any other provision of this Agreement shall be deemed to be a consent by any of the Term Loan Secured Parties to the use of Term Loan Cash Collateral by the Revolving Loan Secured Parties, and any use of Term Loan Cash Collateral shall require the prior written consent of the Term Loan Agent. Notwithstanding the foregoing, it is agreed that neither the Term Loan Agent nor any other Term Loan Secured Party shall propose or consent to any Term Loan DIP Financing pursuant to this Section 6.2(b) that purports to be secured by a priming or pari passu lien on the Revolving Loan Priority Collateral or the Canadian Collateral without the consent of the Revolving Loan Agent. Each Term Loan Agent, on behalf of itself and each other Term Loan Secured Party to whom it is acting as agent, agrees that, as a condition of any Tern Loan DIP Financing or use of Term Loan Cash Collateral pursuant to this Section 6.2(b), until the Discharge of Revolving Loan Priority Debt has occurred, (1) all proceeds of the Revolving Loan Priority Collateral shall either (x) be remitted to the Revolving Loan Agent for application in accordance with Section 4.1(a) hereof or (y) only be used by U.S. Grantors subject to terms and conditions acceptable to the Revolving Loan Agent, and no portion of the Revolving Loan Priority Collateral shall be used to repay the Term Loan Debt outstanding as of the date of the commencement of any Insolvency Proceeding or any Term Loan Debt incurred thereafter pursuant to any such Tern Loan DIP Financing or use of Term Loan Cash Collateral pursuant to this Section 6.2(b).

(c)          Neither the Revolving Loan Agent nor any Revolving Loan Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of Revolving Loan Cash Collateral or Revolving Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the Term Loan Priority Collateral (including any assets or property arising after the commencement of an Insolvency Proceeding) of the Term Loan Agent. Neither the Term Loan Agent nor any Term Loan Secured Party, shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of Term Loan Cash Collateral or Term Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the Revolving Loan Priority Collateral (including any assets or property arising after the commencement of any Insolvency Proceeding) of the Revolving Loan Agent.

(d)          Discharge of the Revolving Loan Debt and Discharge of the Revolving Loan Priority Debt shall not be deemed to have occurred under this Agreement if such debt is Refinanced by a Revolving Loan DIP Financing agented by the Revolving Loan Agent permitted under this Section 6.2.

6.3.         Relief from the Automatic Stay.

(a)          So long as the Discharge of Revolving Loan Priority Debt has not occurred, neither the Term Loan Agent nor any of the Term Loan Secured Parties will seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Revolving Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Term Loan Debt; provided, however, that in the event that any or all of the Revolving Loan Agent and the Revolving Loan Secured Parties have obtained relief from the automatic stay or any other stay with respect to any Revolving Loan Priority Collateral, any or all of the Term Loan Agent and Term Loan Secured Parties may seek corresponding relief from the automatic stay or any other stay with respect to such Revolving Loan Priority Collateral for purposes of joining in a foreclosure or other Enforcement Action commenced by any of the Revolving Loan Secured Parties against any Revolving Loan Priority Collateral (even if the Term Loan Standstill Period has not expired) so long as the Term Loan Agent and/or Term Loan Secured Parties do not hinder, delay or interfere with either the efforts by the Revolving Loan Agent and/or Revolving Loan Secured Parties to obtain relief from the automatic stay or any other stay with respect to such Revolving Loan Priority Collateral or to exercise any rights or remedies against such Revolving Loan Priority Collateral.

(b)          So long as the Discharge of Term Loan Priority Debt has not occurred, neither the Revolving Loan Agent nor any of the Revolving Loan Secured Parties will seek any relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Term Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Revolving Loan Debt; provided, however, that in the event that any or all of the Term Loan Agent and the Term Loan Secured Parties have obtained relief from the automatic stay or any other stay with respect to any Term Loan Priority Collateral, any or all of the Revolving Loan Agent and Revolving Loan Secured Parties may seek corresponding relief from the automatic stay or any other stay with respect to such Term Loan Priority Collateral for purposes of joining in a foreclosure or other Enforcement Action commenced by any of the Term Loan Secured Parties against the Term Loan Priority Collateral (even if the Revolving Loan Standstill Period has not expired) so long as the Revolving Loan Agent and/or Revolving Loan Secured Parties do not hinder, delay or interfere with either the efforts by the Term Loan Agent and/or Term Secured Parties to obtain relief from the automatic stay or any other stay with respect to such Term Loan Priority Collateral or to exercise any rights or remedies against such Term Loan Priority Collateral.

6.4.         Adequate Protection.

(a)          (i) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting), in their capacities as secured creditors, any objection by the Revolving Loan Agent or the other Revolving Loan Secured Parties to any motion, relief, action or proceeding based on the Revolving Loan Agent or the other Revolving Loan Secured Parties claiming a lack of adequate protection with respect to Liens on Revolving Loan Priority Collateral in a manner that does not contravene terms of this Agreement.

(ii)       The Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting), in their capacities as secured creditors, any objection by the Term Loan Agent or the other Term Loan Secured Parties to any motion, relief, action or proceeding based on the Term Loan Agent or the other Term Loan Secured Parties claiming a lack of adequate protection with respect to Liens on Term Loan Priority Collateral in a manner that does not contravene terms of this Agreement.

(b)          Notwithstanding anything to the contrary in Section 6.4(a), in any Insolvency Proceeding:

(i)           if any or all of the Revolving Loan Secured Parties are granted adequate protection in the form of additional collateral in connection with any use of Revolving Loan Cash Collateral or a Revolving Loan DIP Financing and such additional collateral is provided by a U.S. Grantor and is of the type of asset or property that would constitute Revolving Loan Priority Collateral, then the Term Loan Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Revolving Loan Debt and such use of Revolving Loan Cash Collateral or Revolving Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolving Loan Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on Revolving Loan Priority Collateral securing the Revolving Loan Debt under this Agreement;

(ii)          if any or all of the Term Loan Secured Parties are granted adequate protection in the form of additional collateral in connection with any use of Term Loan Cash Collateral or a Term Loan DIP Financing and such additional collateral is provided by a U.S. Grantor and is of the type of asset or property that would constitute Term Loan Priority Collateral, then the Revolving Loan Agent, on behalf of itself or any of the Revolving Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Debt and such use of Term Loan Cash Collateral or Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the Revolving Loan Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement;

(iii)         in the event the Revolving Loan Agent, on behalf of itself or any other Revolving Loan Secured Parties, seeks or requests adequate protection in respect of Revolving Loan Debt and such adequate protection is granted in the form of additional collateral provided by a U.S. Grantor and is of a type of asset or property that would constitute Term Loan Priority Collateral, then the Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that the Term Loan Agent shall also be granted a Lien on such additional collateral as security for the Term Loan Debt and for any use of Term Loan Cash Collateral or Term Loan DIP Financing and that any Lien on such additional collateral securing the applicable Revolving Loan Debt shall be subordinated to the Lien on such collateral securing the Term Loan Debt and any such use of Term Loan Cash Collateral or Term Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Term Loan Secured Parties as adequate protection on the same basis as the other Liens on Term Loan Priority Collateral securing the Revolving Loan Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement; and

(iv)         in the event the Term Loan Agent, on behalf of itself or any other Term Loan Secured Parties, seeks or requests adequate protection in respect of Term Loan Debt and such adequate protection is granted in the form of additional collateral provided by a U.S. Grantor and is of a type of asset or property that would constitute Revolving Loan Priority Collateral, then the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that the Revolving Loan Agent shall also be granted a Lien on such additional collateral as security for the Revolving Loan Debt and for any use of Revolving Loan Cash Collateral or Revolving Loan DIP Financing and that any Lien on such additional collateral securing the applicable Term Loan Debt shall be subordinated to the Lien on such collateral securing the Revolving Loan Debt and any such use of Revolving Loan Cash Collateral or Revolving Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Revolving Loan Secured Parties as adequate protection on the same basis as the other Liens on Revolving Loan Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on Revolving Loan Priority Collateral securing the Revolving Loan Debt under this Agreement.

(c)          Any adequate protection granted in favor of any Revolving Loan Secured Party with respect to the Revolving Loan Priority Collateral or any Term Loan Secured Party with respect to the Term Loan Priority Collateral in the form of a superpriority or other administrative expense claim and any claim in favor of such Secured Party arising under Section 507(b) of the Bankruptcy Code (or similar Bankruptcy Law) (“Senior 507(b) Claims”), shall be pari passu with the grant of adequate protection in favor of the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral in the form of a superpriority or other administrative expense claim. Any claim arising under Section 507(b) of the Bankruptcy Code in favor of any Revolving Loan Secured Party with respect to the Term Loan Priority Collateral or any Term Loan Secured Party with respect to the Revolving Loan Priority Collateral shall be pari passu with the claims arising under Section 507(b) of the Bankruptcy Code (or similar Bankruptcy Law) in favor of the other Revolving Loan Secured Parties with respect to the Term Loan Priority Collateral or the other Term Loan Secured Parties with respect to the Revolving Loan Priority Collateral (collectively, “Junior 507(b) Claims”), all Junior 507(b) Claims shall be junior and subordinate in right of payment to the Senior 507(b) Claims, and the holders of the Junior 507(b) Claims agree that, in connection with any plan of reorganization in such Insolvency Proceeding, such Junior 507(b) Claims may be paid in any combination of cash, securities, or other property having a present value equal to the amount of such Junior 507(b) Claims as of the effective date of confirmation of such plan.

(d)          Except as otherwise provided in this Section 6.4, (i) no Revolving Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Loan Priority Collateral without the prior written consent of the requisite Term Loan Lenders under the Term Loan Agreement, and (ii) no Term Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the Revolving Loan Priority Collateral without the written consent of the requisite Revolving Loan Lenders under the Revolving Loan Agreement.

6.5.         Reorganization Securities.

If, in any Insolvency Proceeding, debt obligations of any reorganized U.S. Grantor secured by Liens upon any property of such reorganized U.S. Grantor are distributed, pursuant to a plan of reorganization or arrangement or proposal, on account of both the Revolving Loan Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the Revolving Loan Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6.         Separate Grants of Security and Separate Classes.

Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Revolving Loan Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Revolving Loan Debt and the grants of the Liens to secure the Term Loan Debt constitute separate and distinct grants of Liens, (c) the Revolving Loan Secured Parties’ rights in the Shared Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Shared Collateral and (d) as a result of the foregoing, among other things, the Revolving Loan Debt and the Term Loan Debt shall be separately classified in any plan of reorganization or arrangement or proposal proposed or adopted in any Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Loan Secured Parties and the Term Loan Secured Parties in respect of the Shared Collateral constitute claims in the same class (rather than separate classes of secured claims), then the Revolving Loan Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions made on account of the Shared Collateral shall be made as if there were separate classes of Revolving Loan Debt and Term Loan Debt against the Grantors (with the effect being that, to the extent that the aggregate value of the Revolving Loan Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Shared Collateral is non-priority in accordance with Section 2.1 and Section 2.2 hereof), the Revolving Loan Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive from such party’s pool of priority Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of secured claims) in respect of post-petition interest, fees or expenses that is available from each pool of priority Shared Collateral for each of the Revolving Loan Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made from such pool of priority Shared Collateral in respect of the claims held by the other Junior Secured Parties) with such Junior Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such pool of priority Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.7.        Asset Dispositions.

(a)          Until the Discharge of Revolving Loan Priority Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any Revolving Loan Priority Collateral (to the extent that such sale or Disposition does not include any Term Loan Priority Collateral) free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, and shall be deemed to have consented to any such Disposition of any Revolving Loan Priority Collateral under Section 363(f) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law that has been consented to by the Revolving Loan Agent; provided, that, the Proceeds of such Disposition to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2.

(b)         Until the Discharge of Term Loan Priority Debt has occurred, the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Revolving Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any Disposition of any Term Loan Priority Collateral (to the extent that such sale or Disposition does not include any Revolving Loan Priority Collateral) free and clear of the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, and shall be deemed to have consented to any such Disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law that has been consented to by the Term Loan Agent; provided, that, the Proceeds of such Disposition to be applied to the Term Loan Debt or the Revolving Loan Debt are applied in accordance with Sections 4.1 and 4.2.

(c)          The Term Loan Secured Parties agree that the Revolving Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law with respect to, or otherwise object to any Disposition of, the Revolving Loan Priority Collateral, and the Revolving Loan Secured Parties agree that the Term Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law with respect to, or otherwise object to any Disposition of, the Term Loan Priority Collateral; provided, that, the Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with the Disposition of Shared Collateral consisting of both Term Loan Priority Collateral and Revolving Loan Priority Collateral. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of Revolving Loan Priority Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of the Revolving Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Revolving Loan Priority Collateral. The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, so long as the Discharge of Term Loan Priority Debt has not occurred, no Revolving Loan Secured Party shall, without the prior written consent of the Term Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Loan Priority Collateral.

6.8.         Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code.

Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any Revolving Loan Secured Party arising out of the election by any Revolving Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, waives any claim they may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that none of them shall assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code or any comparable provision of other applicable Bankruptcy Law pari passu with or senior to the Liens on the Revolving Loan Priority Collateral securing the Revolving Loan Priority Debt for costs or expenses of preserving or disposing any Revolving Loan Priority Collateral. Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that none of them shall assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code or any comparable provision of other applicable Bankruptcy Law pari passu with or senior to the Liens on the Term Loan Priority Collateral securing the Term Loan Priority Debt for costs or expenses of preserving or disposing any Term Loan Priority Collateral.

6.9.         Avoidance Issues.

If any Revolving Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any U.S. Grantor or any other Person any amount (a “Recovery”), then the Revolving Loan Debt shall be reinstated to the extent of such Recovery and the Revolving Loan Secured Parties shall be entitled to a Discharge of Revolving Loan Priority Debt with respect to all such recovered amounts. If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any U.S. Grantor or any other Person any Recovery, then the Term Loan Debt shall be reinstated to the extent of such Recovery and the Term Loan Secured Parties shall be entitled to a Discharge of Term Loan Priority Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.10.       Other Bankruptcy Laws.

In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

6.11.       Certain Voting Rights.

(a)          The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall, without the consent of the Revolving Loan Agent, directly or indirectly propose, support or vote in favor of any plan of reorganization in connection with an Insolvency Proceeding that would provide the Revolving Loan Secured Parties with debt obligations of any reorganized U.S. Grantor bearing a below-market interest rate.

(b)          The Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that none of them shall, without the consent of the Term Loan Agent, directly or indirectly propose, support or vote in favor of any plan of reorganization in connection with an Insolvency Proceeding that would provide the Term Loan Secured Parties with debt obligations of any reorganized U.S. Grantor bearing a below-market interest rate.

Section 7.          Term Loan Lenders’ Purchase Option

7.1.         Exercise of Option.

On or after the occurrence and during the continuance of (i) a Revolving Loan Event of Default under Section 11.1(a) of the Revolving Loan Agreement, (ii) the acceleration of all or any portion of the Revolving Loan Debt, (iii) the commencement of an Insolvency Proceeding of any Grantor, (iv) the termination by the Revolving Loan Lenders of their commitment to provide loans to the Revolving Loan Borrowers under the Revolving Loan Agreement (other than as result of a voluntary reduction thereof by the Revolving Loan Borrowers prior to the occurrence of a Revolving Loan Event of Default), (v) the cessation by the Revolving Loan Agent or the Revolving Loan Lenders of the funding of loans to the Revolving Loan Borrowers under the Revolving Loan Agreement for a period of more than thirty consecutive Business Days following any Revolving Loan Default, (vi) the commencement of any Enforcement Action by the Revolving Loan Secured Parties Creditors with respect to a material portion of the Collateral, or (vii) the expiration of the Term Loan Standstill Period (each a “Term Loan Purchase Event”), one or more of the Term Loan Secured Parties (the “Purchasing Term Loan Secured Parties”) shall have the option for a period of fifteen (15) Business Days after a Term Loan Purchase Event, upon no less than five (5) Business Days’ and no more than ten (10) Business Days’ prior written notice by Term Loan Agent to Revolving Loan Agent, to purchase all (but not less than all (other than with respect to the Revolving Loan Excess Debt, in relation to which the Term Loan Secured Parties may elect to purchase none of such Revolving Loan Excess Debt or all or any other proportion of such Revolving Loan Excess Debt) of the Revolving Loan Debt from the Revolving Loan Secured Parties and to assume all of the commitments and duties of the Revolving Loan Secured Parties. Such notice from Term Loan Agent to Revolving Loan Agent shall be irrevocable. Upon the delivery of any such notice from Term Loan Agent to Revolving Loan Agent, neither the Revolving Loan Agent nor any other Revolving Loan Secured Party shall, without the consent of Term Loan Agent commence or continue any Enforcement Action during the period beginning on the date of delivery of such notice and ending on the date of closing of the purchase and sale contemplated in this Section 7. The obligations of Revolving Loan Secured Parties hereunder to sell the Revolving Loan Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

7.2.         Pro Rata Offer.

The Term Loan Secured Parties agree, solely as among themselves, that upon the occurrence of any Term Loan Purchase Event, the Term Loan Agent shall send a notice to all Term Loan Secured Parties giving each Term Loan Secured Party the option to purchase at least its pro rata share of the Revolving Loan Debt. No Term Loan Secured Party shall be required to participate in any purchase offer hereunder, and each Term Loan Secured Party acknowledges and agrees that a purchase offer may be made by any or all of the Term Loan Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 7.2 are intended solely for the benefit of the Term Loan Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any Revolving Loan Secured Party, or otherwise.

7.3.         Purchase and Sale.

On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by Revolving Loan Agent of the notice from Term Loan Agent of its election to exercise such option), Revolving Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing Term Loan Secured Parties as are specified in the notice from Term Loan Agent of its election to exercise such option, and such Purchasing Term Loan Secured Parties shall purchase from Revolving Loan Secured Parties, all of the Revolving Loan Debt (other than with respect to the Revolving Loan Excess Debt, in relation to which the Term Loan Secured Parties may elect to purchase none of such Revolving Loan Excess Debt or all or any other proportion of such Revolving Loan Excess Debt). Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Revolving Loan Secured Parties shall retain all rights under the Revolving Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each Revolving Loan Lender and each Purchasing Term Loan Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each Revolving Loan Lender shall assign to the Purchasing Term Loan Secured Parties such Revolving Loan Lender’s pro rata share of the commitments and Revolving Loan Debt. Upon the consummation of such purchase and sale, Revolving Loan Agent shall resign as the “Agent” under the Revolving Loan Documents and upon the written request of Term Loan Agent, and at the expense of Term Loan Secured Parties, shall take reasonable actions in its power to execute and deliver all such documents and instruments reasonably requested by Term Loan Agent and/or Purchasing Term Loan Secured Parties to assign and transfer any Collateral to the applicable successor Agent under the Revolving Loan Documents.

7.4.         Payment of Purchase Price.

(a)          Upon the date of such purchase and sale, the Purchasing Term Loan Secured Parties shall (i) pay to Revolving Loan Agent for the account of the Revolving Loan Secured Parties as the purchase price therefor the full amount of all of the Revolving Loan Debt (other than with respect to the Revolving Loan Excess Debt, in relation to which the Term Loan Secured Parties may elect to purchase none of such Revolving Loan Excess Debt or all or any other proportion of such Revolving Loan Excess Debt) then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case)), (ii) furnish cash collateral to Revolving Loan Agent in such amounts as Revolving Loan Agent determines is reasonably necessary to secure Revolving Loan Secured Parties in connection with any issued and outstanding letters of credit, banker’s acceptances or similar instruments issued under the Revolving Loan Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar instruments) and Bank Product Obligations (or at the option of the Revolving Loan Secured Party with respect to such Bank Product Obligations, terminate the applicable Hedging Obligations or Cash Management Obligations and make all payments pursuant thereto, as applicable) and in respect of indemnification obligations of Grantors under the Revolving Loan Documents as to matters or circumstances known to Revolving Loan Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Revolving Loan Secured Parties, and (iii) agree to reimburse Revolving Loan Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) incurred within 90 days following such purchase in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances and similar instruments as described above and any checks, ACH transfers or other payments provisionally credited to the Revolving Loan Debt, and/or as to which Revolving Loan Secured Parties have not yet received final payment. The purchase price payable under this clause (a) (and any other amounts payable in respect thereof) shall be denominated and payable in U.S. Dollars. To the extent any portion of the Revolving Loan Debt (or other amounts) shall be denominated in Canadian Dollars (or any other currency other than U.S. Dollars), then, for the purposes of determining the purchase price (or other amounts) hereunder, such portion of such Revolving Loan Debt (or other amounts) shall be deemed to be equal to the Dollar Equivalent (as defined in the Revolving Loan Agreement as in effect on the date hereof) thereof.

(b)          Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Agent as Revolving Loan Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account prior to 12:00 noon, New York City, New York time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account later than 12:00 noon, New York City, New York time.

(c)          In the event that the Purchasing Term Loan Secured Parties exercise and consummate the purchase option set forth in Section 7.1, (i) the Revolving Loan Secured Parties shall retain their indemnification rights under the Revolving Loan Agreement for actions or other matters arising on or prior to the date of such purchase, and (ii) and in the event that, at the time of such purchase, (x) there exists Revolving Loan Excess Debt, and (y) in connection with the consummation of such purchase option, the Purchasing Term Loan Secured Parties do not purchase such Revolving Loan Excess Debt in accordance with this Section 7.1, then the Revolving Loan Secured Parties shall retain their interest in such unpurchased Revolving Loan Excess Debt (and, accordingly, in such event the purchase price shall be calculated without respect to such Revolving Loan Excess Debt) (clauses (i) and (ii) (if applicable), the “Retained Interest”).

(d)          In the event that a Retained Interest exists, each Revolving Loan Secured Party shall, at the request of the Purchasing Term Loan Secured Parties, execute an amendment to the Revolving Loan Agreement acknowledging that such Retained Interest is a last-out tranche, payable after Discharge of Term Loan Priority Debt (other than the Term Loan Excess Debt). Interest with respect to such Retained Interest consisting of Revolving Loan Excess Debt shall continue to accrue and be payable in accordance with the terms of the Revolving Loan Agreement, the Retained Interest shall continue to be secured by the Collateral, and the Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the Revolving Loan Agreement and this Agreement. To the extent of the Retained Interest, each Revolving Loan Secured Party shall continue to have all rights and remedies of a lender under the Revolving Loan Agreement and the other Revolving Loan Documents; provided, that no Revolving Loan Secured Party shall have any right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any Revolving Loan Debt except that the consent of Revolving Loan Agent shall be required for (i) those matters that require the agreement of all lenders under Section 15.5(a) of the Revolving Loan Agreement as in effect on the date hereof to the extent such matter would affect the Retained Interest and (ii) matters in contravention of the provisions and priorities set forth in this Agreement.

7.5.         Representations Upon Purchase and Sale.

Such purchase and sale shall be expressly made without representation or warranty of any kind by Revolving Loan Agent or any Revolving Loan Secured Party as to the Revolving Loan Debt or otherwise and without recourse to the Revolving Loan Agent and the other Revolving Loan Secured Parties; except, that, each Revolving Loan Secured Party that is transferring such Revolving Loan Debt shall represent and warrant, severally as to it: (a) the amount of the Revolving Loan Debt being purchased from it is as reflected in the books and records of such Revolving Loan Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such Revolving Loan Secured Party owns the Revolving Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Revolving Loan Secured Party has the right to assign the Revolving Loan Debt being sold by it and the assignment is duly authorized.

7.6.         Notice from Revolving Loan Agent Prior to Enforcement Action.

In the absence of Exigent Circumstances, Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, agrees that it will deliver an Enforcement Notice to the Term Loan Agent five (5) Business Days prior to commencing any Enforcement Action with respect to the Revolving Loan Priority Collateral or a material part of the Canadian Collateral. In the event that during such five (5) Business Day period, Term Loan Agent shall send to Revolving Loan Agent the irrevocable notice of the Term Loan Secured Parties’ intention to exercise the purchase option given by the Revolving Loan Secured Parties to the Term Loan Secured Parties under this Section 7, the Revolving Loan Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Revolving Loan Priority Collateral or such material part of the Canadian Collateral; provided, that, the purchase and sale with respect to the Revolving Loan Debt provided for herein shall have closed within five (5) Business Days after the receipt by Revolving Loan Agent of the irrevocable notice from Term Loan Agent.

Section 8.             [Reserved].

Section 9.             Access and Use of Term Loan Priority Collateral

9.1.         Access and Use Rights of Revolving Loan Agent.

(a)          In the event that Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), Term Loan Agent shall permit Revolving Loan Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Revolving Loan Agent), at Revolving Loan Agent’s option and in accordance with applicable law, and at the expense of the Revolving Loan Secured Parties (including third-party expenses related thereto, including costs with respect to heat, light, electricity, water, natural gas, other utility, security, labor and real property taxes with respect to that portion of any premises so used or occupied, in each case to the extent not paid for by the Grantors) (reimbursable to Revolving Loan Secured Parties by Grantors): (a) to enter any or all of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) during normal business hours in order to inspect or remove the Revolving Loan Priority Collateral or the Canadian Collateral or to enforce Revolving Loan Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Priority Collateral and the Canadian Collateral and the examination and duplication of the books and records of any Grantor related to the Revolving Loan Priority Collateral and/or the Canadian Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any Revolving Loan Priority Collateral or Canadian Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon and (b) use any of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) to handle, manufacture, deal with or dispose of any Revolving Loan Priority Collateral or Canadian Collateral pursuant to the rights of Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC of any applicable jurisdiction, the PPSA and other applicable law.

(b)          The rights of Revolving Loan Agent set forth in clause (a) above as to the Term Loan Priority Collateral shall be irrevocable and without charge and shall continue at Revolving Loan Agent’s option for a period of one hundred eighty (180) days as to any such Term Loan Priority Collateral from the earlier of (i) the date on which Term Loan Agent has notified Revolving Loan Agent that Term Loan Agent has acquired possession or control of such Term Loan Priority Collateral and (ii) the date on which Term Loan Agent has notified Revolving Loan Agent that Term Loan Agent has sold such Term Loan Priority Collateral to a Third Party Purchaser. The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the Bankruptcy Code or any other Bankruptcy Law or other proceedings pursuant to which Revolving Loan Agent is effectively stayed from enforcing its rights against the Revolving Loan Priority Collateral or Canadian Collateral; provided that the Revolving Loan Agent shall have used its commercially reasonable efforts to have such stay lifted. In no event shall Term Loan Agent or any of the Term Loan Secured Parties take any action to interfere, limit or restrict the rights of Revolving Loan Agent set forth above or the exercise of such rights by Revolving Loan Agent pursuant to this Section 9.1 prior to the expiration of such periods.

9.2.         Responsibilities of Revolving Loan Secured Parties.

The Revolving Loan Agent shall reimburse and indemnify the Term Loan Agent for all reasonable, out-of-pocket costs and expenses (including for any physical damage to any Term Loan Priority Collateral) and any other third party loss or damages incurred by Term Loan Agent or any other Term Loan Secured Party as a direct result of the actions of the Revolving Loan Agent (or its representatives, including a Receiver) in exercising its access and use rights as provided in Section 9.1 above (but not any diminution in value of the Term Loan Priority Collateral resulting from the Revolving Loan Agent so dealing with any Revolving Loan Priority Collateral or Canadian Collateral), such access and use rights shall be exercised in accordance with applicable law and customary industry practices, and, if requested by Term Loan Agent, Revolving Loan Agent shall furnish evidence of its liability insurance to Term Loan Agent. Term Loan Agent shall not have any responsibility or liability for the acts or omissions of Revolving Loan Agent or any of the other Revolving Loan Secured Parties, and Revolving Loan Agent and the other Revolving Loan Secured Parties shall not have any responsibility or liability for the acts or omissions of Term Loan Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Loan Priority Collateral.

9.3.         Intellectual Property.

In addition to and not in limitation of Section 9.1, in connection with any Enforcement Action by Revolving Loan Agent, Term Loan Agent hereby grants, to the extent of its interest therein and except to the extent such grant is prohibited by any law, statute or regulation, to Revolving Loan Agent a non-exclusive, royalty free, non-assignable license with respect to any Term Loan Priority Collateral consisting of trademarks, copyrights, patents, know-how or other intellectual property and pertaining to the Revolving Loan Priority Collateral or Canadian Collateral solely for purposes of converting unfinished goods or raw materials into finished inventory, disposing, collecting, or otherwise realizing on any of the Revolving Loan Priority Collateral or Canadian Collateral pursuant to the rights of the Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC of any applicable jurisdiction, the PPSA and other applicable law; provided, that, (i) the Revolving Loan Agent’s use of all such intellectual property shall be reasonable and lawful, and (ii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral or Canadian Collateral pursuant to the exercise by Revolving Loan Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral or Canadian Collateral to which any such Intellectual Property is affixed. The license and right herein shall continue in full force and effect until all Revolving Loan Priority Collateral or Canadian Collateral has been sold, transferred or otherwise disposed of (or, if sooner, the occurrence of a Discharge of Revolving Loan Debt) notwithstanding (i) any exercise of remedies by any Term Loan Secured Parties with respect to any Term Loan Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Term Loan Priority Collateral consisting of intellectual property or any rights therein.

Section 10.        Reliance; Waivers; Etc.

10.1.       Reliance.

(a)          The consent by the Revolving Loan Secured Parties to the execution and delivery of the Term Loan Documents and the grant to Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Shared Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b)          The consent by the Term Loan Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to Revolving Loan Agent on behalf of the Revolving Loan Secured Parties of a Lien on the Shared Collateral and Canadian Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any U.S. Grantor shall be deemed to have been given and made in reliance upon this Agreement.

10.2.       No Warranties or Liability.

(a)          Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of Revolving Loan Agent and the other Revolving Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the Revolving Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Revolving Loan Agent nor any of the other Revolving Loan Secured Parties shall have any duty to Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

(b)          Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, acknowledges and agrees that each of Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Revolving Loan Agent or any of the other Revolving Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to Revolving Loan Agent or any of the other Revolving Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

10.3.       No Waiver of Lien Priorities.

(a)          No right of Revolving Loan Agent or any of the other Revolving Loan Secured Parties to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Agent or any other Revolving Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which Revolving Loan Agent or any of the other Revolving Loan Secured Parties may have or be otherwise charged with.

(b)          No right of Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c)          Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Loan Priority Collateral or Canadian Collateral or any other similar rights a junior creditor (whether secured or unsecured) may have under applicable law.

(d)          Revolving Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior creditor (whether secured or unsecured) may have under applicable law.

10.4.       Amendments to Revolving Loan Documents.

The Revolving Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Revolving Loan Agreement may be refinanced, in each case, without notice to, or the consent of the Term Loan Agent or the other Term Loan Secured Parties, all without affecting the Lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby); provided, that:

(a)          in the case of a refinancing of the Revolving Loan Debt, the Revolving Loan Agent on behalf of the Revolving Loan Secured Parties binds itself in a writing addressed to the Term Loan Agent to the terms of this Agreement, and

(b)          without the prior written consent of the Term Loan Agent, any such amendment, supplement, modification or refinancing shall not:

(i)           increase the aggregate combined amount of unused commitments, outstanding loans, and outstanding letters of credit included in the Revolving Loan Debt to an amount greater than the Revolving Loan Maximum Amount;

(ii)          increase the “Applicable Margin”, any interest rate floors or similar components of the interest rate by more than three percent (3.00%) per annum in the aggregate (excluding increases resulting from the accrual of interest at the default rate or fluctuations in the underlying reference rates) or increase the amount, or frequency of payment, of any recurring fees provided for in the Revolving Loan Agreement;

(iii)         shorten the scheduled maturity of the Revolving Loan Debt or any refinancing thereof unless imposed as a result of a default;

(iv)         modify (or have the effect of a modification of) the terms of payment, including the mandatory prepayment provisions of the Revolving Loan Agreement in a manner that increases the amount or frequency of any of such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto;

(v)          contravene the terms of this Agreement;

(vi)        amend or modify any provision of the Revolving Loan Documents to prohibit any U.S. Grantor from making any payment of principal, interest, fees, cost and expense reimbursements or indemnities with respect to the Term Loan Debt;

(vii)        impose any restriction or limitation on the U.S. Grantors’ ability to effect any amendment, supplement, modification or Refinancing of the Term Loan Documents or Term Loan Debt that is more restrictive than any such restriction or limitation set forth in Section 10.5(b) below;

(viii)       increase the aggregate Canadian Loan Limit (as defined in the Revolving Loan Agreement) to an amount in excess of $15,000,000; or

(ix)         modify (or have the effect of a modification of) the terms of Section 7.24 of the Revolving Loan Agreement in a manner adverse to the interests of the Term Loan Secured Parties.

10.5.       Amendments to Term Loan Documents.

The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan Agreement may be refinanced, in each case, without notice to, or the consent of the Revolving Loan Agent, all without affecting the Lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Revolving Loan Agent or any other Revolving Loan Secured Party is affected, impaired or extinguished thereby); provided, that,

(a)          in the case of a refinancing of the Term Loan Debt, the Term Loan Agent on behalf of the Term Loan Secured Parties binds itself in a writing addressed to the Revolving Loan Agent to the terms of this Agreement, and

(b)          without the prior written consent of the Revolving Loan Agent, any such amendment, supplement, modification or refinancing shall not:

(i)           increase the aggregate combined amount of unused commitments and outstanding loans included in the Term Loan Debt to an amount greater than the Term Loan Maximum Amount;

(ii)          increase the “Applicable Margin”, any interest rate floors or similar components of the interest rate by more than three percent (3.00%) per annum in the aggregate (excluding increases resulting from the accrual of interest at the default rate or changes in the underlying rate) or increase the amount, or frequency of payment, of any recurring fees provided for in the Term Loan Agreement;

(iii)         shorten the scheduled maturity of the Term Loan Agreement to a date prior to the scheduled maturity date of the Revolving Loan Agreement or any refinancing thereof;

(iv)         modify (or have the effect of a modification of) the terms of payment, including the regularly scheduled payments of principal or mandatory prepayment provisions of the Term Loan Agreement in a manner that increases the amount or frequency of any of such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto;

(v)          contravene the terms of this Agreement;

(vi)         amend or modify any provision of the Term Loan Documents to prohibit any Grantor from making any payment of principal, interest, fees, cost and expense reimbursements or indemnities with respect to the Revolving Loan Debt;

(vii)        modify the definition of “Excess Cash Flow” or any related definitions used in the calculation thereof or Section 2.1(g)(3) of the Term Loan Agreement, in each case, in any manner adverse to the Revolving Loan Secured Parties; or

(viii)       impose any restriction or limitation on the Grantors’ ability to effect any amendment, supplement, modification or Refinancing of the Revolving Loan Documents or Revolving Loan Debt that is more restrictive than any such restriction or limitation set forth in Section 10.4(b).

Section 11.        Miscellaneous

11.1.       Conflicts.

In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

11.2.       Continuing Nature of this Agreement; Severability.

This Agreement shall continue to be effective until the first to occur of the Discharge of Revolving Loan Debt and the Discharge of Term Loan Debt. This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt and/or any U.S, Grantor constituting Term Loan Debt (as applicable) in reliance hereof. Each of Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, and Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.3.       Refinancing.

(a)          Refinancing Permitted. As an agreement among the Secured Parties only and without prejudice to any rights of the Secured Parties under the Revolving Loan Documents and Term Loan Documents, as applicable, the Revolving Loan Debt and/or Term Loan Debt may be refinanced in their entirety if (a) the terms and provisions of any such refinancing debt are such that, if they were instead implemented as amendments to the existing debt being refinanced rather than as a refinancing of such existing debt, such terms and conditions could be effected without the consent of the Agent to the existing debt not being refinanced in connection with such transaction, in accordance with the provisions of Section 10.4 or Section 10.5, as applicable, and (b) the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agree, in connection with any refinancing of the Revolving Loan Debt and/or the Term Loan Debt permitted by this Section 11.3(a), promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.

(b)          Effect of Refinancing.

(i)           If substantially contemporaneously with the Discharge of Revolving Loan Priority Debt, the Revolving Loan Borrowers refinance indebtedness outstanding under the Revolving Loan Documents in accordance with the provisions of Section 11.3(a), then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Loan Documents for all purposes of this Agreement and (iii) the agent under the new Revolving Loan Agreement shall be deemed to be Revolving Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Agent), Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Revolving Loan Borrowers or the new Revolving Loan Agent may reasonably request in order to provide to the new Revolving Loan Agent the rights of Revolving Loan Agent contemplated hereby.

(ii)          If substantially contemporaneously with the Discharge of Term Loan Priority Debt, the Term Loan Borrowers refinance indebtedness outstanding under the Term Loan Documents in accordance with the provisions of Section 11.3(a), then after written notice to Revolving Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement and (iii) the agent under the new Term Loan Agreement shall be deemed to be Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Term Loan Borrowers or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of Term Loan Agent contemplated hereby.

11.4.       Amendments; Waivers.

No amendment or modification of any of the provisions of this Agreement by Term Loan Agent or Revolving Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of both of the Term Loan Agent and the Revolving Loan Agent (as directed by the applicable Secured Parties pursuant to the applicable Term Loan Documents or Revolving Loan Documents, as the case may be). No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly adversely affected.

11.5.       Subrogation.

(a)          Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Priority Debt has occurred.

(b)          Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Priority Debt has occurred.

11.6.       Consent to Jurisdiction; Waivers.

The parties hereto consent to the jurisdiction of any state or federal court located in the Borough of Manhattan, New York City, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 11.7 below for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

11.7.       Notices.

All notices to the Term Loan Secured Parties and the Revolving Loan Secured Parties permitted or required under this Agreement may be sent to Term Loan Agent and Revolving Loan Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Revolving Loan Agent:

Encina Business Credit, LLC

123 N Wacker Dr. Suite 2400

Chicago, IL 60606

Attn: Thomas Sullivan

Telecopy: (312) 796-8506

Term Loan Agent:

Brightwood Loan Services LLC

810 7th Avenue, 26th Floor

New York, NY 10019

Attn: Brightwood Finance

Telecopy: 646-537-2648

11.8.       Further Assurances.

(a)          Term Loan Agent agrees that it shall, for itself and on behalf of the Term Loan Secured Parties, take such further action and shall execute and deliver to Revolving Loan Agent such additional documents and instruments (in recordable form, if requested) as Revolving Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

(b)          Revolving Loan Agent agrees that it shall, for itself and on behalf of the Revolving Loan Secured Parties, take such further action and shall execute and deliver to Term Loan Agent such additional documents and instruments (in recordable form, if requested) as Term Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

11.9.       Governing Law.

The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

11.10.     Binding on Successors and Assigns.

This Agreement shall be binding upon Revolving Loan Agent, the other Revolving Loan Secured Parties, Term Loan Agent, the other Term Loan Secured Parties, Grantors and their respective permitted successors and assigns.

11.11.     Specific Performance.

(a)          Revolving Loan Agent may demand specific performance of this Agreement. Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Loan Agent.

(b)          Term Loan Agent may demand specific performance of this Agreement. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Term Loan Agent.

11.12.     Section Titles.

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.13.     Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

11.14.     Authorization.

By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

11.15.     No Third Party Beneficiaries.

This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Term Loan Debt. No other Person shall have or be entitled to assert rights or benefits hereunder. Each Grantor hereby acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

11.16.     Additional Grantors.

Companies and Guarantors shall cause each of their Subsidiaries that becomes a Grantor to acknowledge and consent to the terms of this Agreement by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex B hereto, pursuant to which such Subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as first written above.

REVOLVING LOAN AGENT

ENCINA BUSINESS CREDIT, LLC., as Revolving Agent

By:	/s/ Tracy Salyers

Name:	Tracy Salyers

Title:	Authorized Signatory

INTERCREDITOR AGREEMENT
SIGNATURE PAGE

TERM LOAN AGENT

BRIGHTWOOD LOAN SERVICES LLC, as Term Loan Agent

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

INTERCREDITOR AGREEMENT
SIGNATURE PAGE

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the representations, terms and provisions of the Intercreditor Agreement between Encina Business Credit, LLC, in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and Brightwood Loan Services LLC, in its capacity as agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”) (as may be amended, restated, extended, or otherwise modified from time to time, the “Intercreditor Agreement”), of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof, that it shall not do any act or perform any obligation which is in contravention with the agreements set forth herein and that it shall recognize all rights granted hereby to the Secured Parties.

Each of the undersigned agrees that (a) if either the Revolving Loan Agent or the Term Loan Agent holds Shared Collateral it does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Shared Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Party have been fully paid and performed, or as otherwise provided in the Intercreditor Agreement, and (b) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Secured Party to effectuate the provisions and purposes of the foregoing Intercreditor Agreement. Each of the undersigned agrees to provide to the Term Loan Agent and the Revolving Loan Agent a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 11.16 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that, (a) although it may sign this Acknowledgement and Agreement, it is not a party to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement, (b) a breach by the undersigned of any of its obligations under the Intercreditor Agreement or this Acknowledgment and Agreement will constitute an Event of Default under the terms of each of the Revolving Loan Agreement and the Term Loan Agreement and (c) the terms of the Intercreditor Agreement shall not give any Grantor and, nor modify any, substantive rights vis-à-vis any Secured Party, or any obligations or liabilities owing to such Secured Party, under any instrument, document, agreement or arrangement and (x) as between the Revolving Loan Secured Parties and the Grantors, the Revolving Loan Documents remain in full force and effect as written and are in no way modified hereby, and (y) as between the Term Loan Secured Parties and the U.S. Grantors, the Term Loan Documents remain in full force and effect as written and are in no way modified hereby.

[Signature Page Follows]

GRANTORS:

HYDROFARM HOLDINGS LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President and Chief Executive Officer

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

SUNBLASTER LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

HYDROFARM CANADA, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

Acknowledgment and Agreement to Intercreditor Agreement

EDDI’S WHOLESALE GARDEN SUPPLIES LTD.

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

SUNBLASTER HOLDINGS ULC

By:	/s/ Jeffrey Peterson
Name: Jeffrey Peterson
Title: Director

Acknowledgment and Agreement to Intercreditor Agreement

Annex A

to

Intercreditor Agreement

Revolving Loan Priority Collateral

Revolving Loan Priority Collateral consists of any and all of the following, now or hereafter owned by any U.S. Grantor: (i) “accounts” and “payment intangibles,” other than “payment intangibles” (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of Term Loan Priority Collateral; (ii) all “inventory” (as defined in Article 9 of the UCC), including inventory, merchandise, goods and other personal property that are held for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software; (iii) proceeds and receivables arising under policies of business interruption insurance to the extent such proceeds and receivables are payable by reason of, and to the extent related to, the loss or damage to any “accounts”, “inventory” or other Revolving Loan Priority Collateral; (iv) proceeds with respect to tax refunds, (v) (x) ”deposit accounts” (as defined in Article 9 of the UCC) and “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) and other cash and Cash Equivalents but excluding monies, cash, Cash Equivalents, “uncertificated securities,” and “securities entitlements” that are identifiable proceeds of Term Loan Priority Collateral, and (y) “instruments” (as defined in Article 9 of the UCC), including intercompany notes of Grantors but excluding instruments that are identifiable proceeds of Term Loan Priority Collateral and, in each case, for the avoidance of doubt, excluding any equity interests of any Grantor or any of its Subsidiaries; (vi) general intangibles and documents pertaining to the other items of property included within the other clauses of this paragraph, including, without limitation, all contingent rights with respect to warranties on accounts; (vii) “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related “letters of credit” (as defined in Article 5 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related to any of the other items of property included within the other clauses of this paragraph; and (viii) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

Annex B

to

Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of July 11, 2019 (as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), between Encina Business Credit, LLC, in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and Brightwood Loan Services LLC, in its capacity as agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of _________, 20__ (this “Grantor Joinder”), is being delivered pursuant to Section 11.16 of the Intercreditor Agreement.

The undersigned, ________________, a ______________ (the “Additional Grantor”), hereby agrees to become a party to the Acknowledgement and Agreement attached as Annex B to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of such Acknowledgement and Agreement as fully as if the Additional Grantor had executed and delivered such Acknowledgement and Agreement as of the date thereof.

This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Section 11 of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title: